Exhibit 10.2

CREDIT AGREEMENT

between

CONSONUS ACQUISITION CORP.,
a Delaware corporation,
as Borrower

and

U.S. BANK NATIONAL ASSOCIATION,
as Lender

Entered into as of May 31, 2005

I

4.12	BUSINESS LOAN		13
4.13	SPECIAL REPRESENTATIONS AND WARRANTIES REGARDING HAZARDOUS MATERIALS		13
	(a)	Hazardous Materials	13
	(b)	Hazardous Materials Laws	13
	(c)	Hazardous Materials Claims	13

ARTICLE 5.COLLATERAL			13

ARTICLE 6. COVENANTS OF BORROWER			13
6.1		PUNCTUAL PAYMENTS	13
6.2		ACCOUNTING RECORDS	13
6.3		FINANCIAL STATEMENTS	14
6.4		COMPLIANCE	14
6.5		INSURANCE	14
6.6		TAXES AND OTHER LIABILITIES	14
6.7		LITIGATION	14
6.8		NOTICE TO LENDER	14
6.9		SUBORDINATION OF OTHER LOANS	14
6.10		FURTHER ASSURANCES	15
6.11		ASSIGNMENT	15
6.12		INSPECTIONS	15
6.13		HAZARDOUS MATERIALS COVENANTS	15
		(a) No Hazardous Activities	15
		(b) Compliance	15
		(c) Notices	15
		(d) Remedial Action	15

ARTICLE 7. FINANCIAL COVENANTS			15
7.1		MINIMUM FIXED CHARGE COVERAGE RATIO	15
7.2		TOTAL FUNDED DEBT	16
7.3		NET WORTH	16

ARTICLE 8. NEGATIVE COVENANTS			16
8.1		USE OF FUNDS	16
8.2		MATERIAL AGREEMENTS	16
8.3		ACCOUNTING METHOD	16
8.4		OTHER INDEBTEDNESS	16
8.5		MERGER, CONSOLIDATION, TRANSFER OF ASSETS	17
8.6		GUARANTIES	17

ARTICLE 9. DEFAULTS AND REMEDIES			17
9.1		DEFAULT	17
9.2		ACCELERATION UPON DEFAULT; REMEDIES	18
9.3		RIGHT OF LENDER TO TAKE CERTAIN ACTIONS; POWER OF ATTORNEY	19
9.4		APPLICATION OF PAYMENTS AFTER DEFAULT	19
9.5		REPAYMENT OF FUNDS ADVANCED	20
9.6		RIGHTS CUMULATIVE, NO WAIVER	20

ARTICLE 10. MISCELLANEOUS PROVISIONS			20
10.1		AMENDMENTS AND WAIVERS	20
10.2		INDEMNITY	20
10.3		FORM OF DOCUMENTS	20
10.4		NO THIRD PARTIES BENEFITED	20
10.5		NOTICES	20
10.6		ACTIONS	21

II

10.7	RELATIONSHIP OF PARTIES	21
10.8	DELAY OUTSIDE LENDER’S CONTROL	21
10.9	ATTORNEYS’ FEES AND EXPENSES; ENFORCEMENT	21
10.10	IMMEDIATELY AVAILABLE FUNDS	22
10.11	SUCCESSORS AND ASSIGNS	22
	(a) Generally	22
	(b) Lender Assignments, Participations	22
10.12	SETOFF	22
10.13	CAPITAL ADEQUACY	22
10.14	LENDER’S AGENTS	23
10.15	WAIVER OF RIGHT TO TRIAL BY JURY	23
10.16	SEVERABILITY	23
10.17	HEIRS, SUCCESSORS AND ASSIGNS	23
10.18	TIME	23
10.19	HEADINGS	23
10.20	GOVERNING LAW	23
10.21	INTEGRATION; INTERPRETATION	23
10.22	JOINT AND SEVERAL LIABILITY OF BORROWING PARTIES	24
10.23	COUNTERPARTS	24
10.24	CONFIDENTIALITY PROVISION	24
10.25	SURVIVAL OF REPRESENTATIONS	24
10.26	NO BORROWER SET-OFF	24
10.27	STATUTE OF FRAUDS	24
10.28	BROKERS	24
10.29	INCONSISTENCIES WITH THE LOAN DOCUMENTS	25
10.30	INTERPRETATION	25
10.31	ACTIONS BY LENDER	25
10.32	PATRIOT ACT NOTIFICATION	25

III

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (“Agreement”) is entered into as of May 31, 2005, by and between CONSONUS ACQUISITION CORP., a Delaware corporation (“Borrower”), and U.S. BANK NATIONAL ASSOCIATION (“Lender”).

RECITALS

A.                      Borrower intends to acquire certain operating assets (the “Assets”) from Consonus, Inc. pursuant to the terms and conditions of that certain Asset Purchase Agreement dated May 31, 2005, between Borrower and Consonus, Inc..

B.                        Borrower desires to obtain from Lender credit accommodations in a principal amount not to exceed Thirteen Million Dollars ($13,000,000.00) to assist Borrower in making acquiring the Assets and in conducting future business operations with the Assets.

NOW, THEREFORE, Borrower and Lender agree as follows:

ARTICLE 1. DEFINITIONS

1.1                    DEFINED TERMS. The following capitalized terms generally used in this Agreement shall have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement are defined in such sections.

“Accommodation Obligations” – means any Indebtedness or other contractual obligation or liability, contingent or otherwise, of another Person in respect of which Borrower is liable, including, without limitation, any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by Borrower, or in respect of which Borrower is otherwise directly or indirectly liable (including each partnership in which Borrower has a general partnership interest), contractual obligations (contingent or otherwise) arising through any agreement to purchase, repurchase or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received.

“Account” – means an account with Lender, account number                                                      , in the name of Borrower or Borrower’s designee into which proceeds of Advances under the Line of Credit will be deposited.

“Advance” – means any advance under the Term Loan or the Line of Credit made or to be made to Borrower as provided in this Agreement.

“Affiliate” – means, with respect to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means (a) the possession, directly or indirectly, of the power to vote fifty percent (50%) or more of the Securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting Securities or by contract or otherwise, or (b) the ownership of fifty percent (50%) or more of the outstanding general partnership or other ownership interests of such Person.

1

“Agreement” – shall have the meaning ascribed to such term in the preamble hereto.

“Applicable LIBOR Rate” – is the rate of interest, rounded upward to the nearest whole one-thousandth of one percent, equal to the sum of: (a) the LIBOR Spread plus (b) the LIBOR Rate.

“Bankruptcy Code” – means the Bankruptcy Reform Act of 1978 (11 U.S.C. § 101-1330) as now or hereafter amended or recodified.

“Borrower” – means CONSONUS ACQUISITION CORP., a Delaware corporation.

“Business Day” – means any day except a Saturday, Sunday or any other day on which commercial banks in Utah are authorized or required by law to close. Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.

“Calendar Month” – means the 12 calendar months of the year.

“Code” – means the United States Internal Revenue Code of 1986, as amended from time to time.

“Collateral” – means the Personal Property and the Real Property.

“Commitment” – means Lender’s obligation to make the Loans, in an amount up to, but not exceeding the amount of the Line of Credit and the Term Loan.

“Default” – shall have the meaning ascribed to such term in Section 9.1.

“Default Rate” – shall mean a rate of interest per annum two percent (2%) in excess of the Applicable LIBOR Rate in effect from time to time.

“Dollars; $” – means United States dollars.

“EBITDA” – means net profit before tax plus interest expense (net of capitalized interest expense), depreciation expense and amortization expense.

“Effective Date” – means the date of this Agreement first set forth above provided that this Agreement has been executed by Borrower, and Lender has received signature pages delivered by Borrower and Lender.

“Effective Rate” – shall have the meaning given such term in Section 2.10(e).

“ERISA” – means the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time.

“GAAP” – means generally accepted accounting principles as consistently applied through all relevant periods.

“Governmental Authority” – means any nation or government, any federal, state, local, municipal or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Hazardous Materials” – means any oil, flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials,” “toxic substances,” “wastes,” “regulated substances,”

2

“industrial solid wastes,” or “pollutants” under the Hazardous Materials Laws, and/or other applicable environmental laws, ordinances and regulations. “Hazardous Materials” shall not include commercially reasonable amounts of such materials used in the ordinary course of operation of real property which are used and stored in accordance with all applicable environmental laws, ordinances and regulations.

“Hazardous Materials Claims” – means all claims or actions by any governmental entity or agency or by any other person or entity relating to Hazardous Materials or pursuant to the Hazardous Materials Laws.

“Hazardous Materials Laws” – means all applicable laws, ordinances and regulations relating to Hazardous Materials, including, without limitation: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986, “CERCLA”), 42 U.S.C. Section 9601 et seq:, the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.

“Impositions” means all (a) real estate and personal property taxes and other taxes and assessments, water and sewer rates and charges and all other governmental charges and any interest or costs or penalties with respect thereto and charges for any restrictive covenants or any other easement or agreement maintained for the benefit of any Real Property, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which at any time may be assessed, levied or imposed upon any land or improvements, or the rent or income received therefrom, or any use or occupancy thereof, and (b) other Taxes levied, imposed or assessed upon or against the Borrower or any of its properties.

“Indebtedness” – means (after consolidation adjustments, if necessary, to avoid redundancy) (a) all indebtedness, obligations or other liabilities for borrowed money, whether or not subordinated and whether with or without recourse beyond any collateral security; (b) all indebtedness, obligations or other liabilities evidenced by securities or other similar instruments; (c) all reimbursement obligations and other liabilities with respect to letters of credit (except for those undrawn letters of credit which support future ordinary course, non-indebtedness obligations) or banker’s acceptances; (d) all obligations to pay the purchase price of real or personal property or services (offset by the fair value of such property or services); (e) all obligations in respect of both operating and capital leases; (f) all Accommodation Obligations; (g) all indebtedness, obligations or other liabilities of any Person secured by a Lien on any asset of Borrower, whether or not such indebtedness, obligations or liabilities are assumed by, or are a personal liability of, Borrower (including, without limitation, the principal amount of any assessment or similar indebtedness encumbering any property); (h) all indebtedness, obligations or other liabilities (other than interest expense liability) in respect of interest rate hedge, swap or similar contracts and foreign currency exchange agreements; and (i) without duplication or limitation, all liabilities and other obligations included in the financial statements (or notes thereto) of Borrower as prepared in accordance with GAAP.

“Lender” – means U.S. Bank National Association.

“LIBOR Rate” – is the rate of interest equal to the one-month LIBOR rate quoted by Lender from Telerate Page 3750 or any successor thereto, which shall be that one-month LIBOR rate in effect two (2) New York Banking Days prior to the beginning of each calendar month, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation,

3

such rate to be reset at the beginning of each succeeding month. If the initial Advance occurs other than on the first day of the month, the initial one-month LIBOR Rate shall be that one-month LIBOR Rate in effect two (2) New York Banking Days prior to the date of the initial Advance, which rate plus the percentage described above shall be in effect the remaining days of the month of the initial Advance, such one-month LIBOR rate to be reset at the beginning of each succeeding month. Lender’s internal records of applicable interest rates shall be determinative in the absence of manifest error.

“LIBOR Spread” – shall be as defined in Section 2.10(b) below.

“Involuntary Lien” – means any Lien securing the payment of money or the performance of any other obligation created involuntarily under any law, ordinance, regulation, or rule, or otherwise and any claim of any such Lien.

“Lien” – means, except for Permitted Exceptions and tenant leases entered into by Borrower upon commercially reasonable terms, each and all of the following:

(a)             Any lease or other right to occupy or use;

(b)            Any assignment as security, mortgage, deed of trust, conditional sale for security purposes, grant in trust, lien, mortgage, pledge, security interest, security agreement, title retention arrangement, other encumbrance, or other interest or right securing the payment of money or the performance of any other liability or obligation, whether voluntarily or involuntarily created (including, without limitation, Involuntary Liens) and whether arising by agreement, document, or instrument, under any law, ordinance, regulation, or rule (federal, state, or local), or otherwise; and

(c)             Any option, right of first refusal, or other interest or right.

“Line of Credit” – means the principal sum that Lenders agree to make available to Borrower on a revolving line of credit basis and Borrower agrees to borrow pursuant to the terms and conditions of this Agreement: TWO MILLION FIVE HUNDRED THOUSAND AND 00/100THS DOLLARS ($2,500,000.00).

“Line of Credit Availability” – shall mean the principal amount under the Line of Credit available to be Advanced to Borrower from time to time as determined by Section 2.1(b) of this Agreement.

“Line of Credit Maturity Date” – means May 31, 2010.

“Line of Credit Note” – means a revolving line of credit promissory note of the Borrower payable to the order of Lender in a principal amount equal to the Line of Credit as originally in effect and otherwise duly completed, as hereafter amended, supplemented, replaced or modified.

“Loans” – means the Line of Credit and the Term Loan.

“Loan Documents” – means those documents, as hereafter amended, supplemented, replaced or modified, properly executed and in recordable form, if necessary, listed in Exhibit A as Loan Documents,

“Net Worth” – means: (a) the total assets of Borrower as determined in accordance with GAAP and as reflected on the most recent financial statements for Borrower as delivered to Lender in accordance with Section 6.3, less, (b) all assets of Borrower which are either (i) non-qualified deferred compensation plan assets contributed under Section 401(k) of the Code and related provisions and regulations or (ii) non-qualified deferred compensation plan assets contributed under Section 457 the Code and related provisions and regulations, and less (c) the total liabilities of Borrower, excluding Borrower’s liabilities under the Questar Note, as determined in

4

accordance with GAAP, and as reflected on the most recent financial statements for Borrower as delivered to Lender in accordance with Section 6.3.

“New York Banking Day” – means any day (other than a Saturday or Sunday) on which commercial banks are open for business in New York, New York.

“Obligations” – means all present and future obligations and liabilities of Borrower of every type and description arising under or in connection with this Agreement, the Note and the other Loan Documents due or to become due to the Lenders or any Person entitled to indemnification, or any of their respective successors, transferees or assigns, whether for principal, interest, fees, expenses, indemnities or other amounts (including reasonable attorneys’ fees and expenses) and whether due or not due, direct or indirect, joint and/or several, absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, and whether now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising after the commencement of a proceeding under the Bankruptcy Code (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding, and whether or not recovery of any such obligation or liability may be barred by a statute of limitations or such obligation or liability may otherwise be unenforceable.

“Other Related Documents” – means those documents, as hereafter amended, supplemented, replaced or modified from time to time, properly executed and in recordable form, if necessary, listed in Exhibit A as Other Related Documents.

“Permitted Exceptions” – means: (a) Liens for Impositions that are not delinquent; (b) Involuntary Liens (other than for Impositions) with respect to which Borrower satisfies each of the following requirements: (i) Borrower contests the validity of such Involuntary Lien in good faith by appropriate legal proceedings, (ii) Borrower gives written notice to Lender of Borrower’s intent to contest or object to the same, (iii) Borrower demonstrates to Lender’s satisfaction that the procedures will conclusively operate to prevent the sale of any property owned by Borrower to satisfy the Involuntary Lien prior to final determination of such proceedings, and (iv) Borrower takes any and all other reasonable actions (including, without limitation, obtaining bonds, title insurance endorsements, or other security) as Lender may deem necessary or appropriate in order to prevent the sale of any of the properties within the Real Property Portfolio to satisfy the Involuntary Lien and prevent any impairment of any properties within the Real Property Portfolio; (c) the sale, transfer, or other disposition of any personal property that is consumed or worn out in ordinary usage and that is promptly replaced with similar items of equal or greater value; (d) any Lien in favor of Lender for the benefit of the Lenders; (e) matters customarily shown as standard, pre-printed exceptions in a title insurance policy in the jurisdiction where any property in the Real Estate Portfolio is located; (f) all covenants, conditions, easements, right-of-ways, reservations and restrictions now of record any property in the Real Estate Portfolio; (g) any Lien arising after the date hereof and approved by Lender in writing; (h) Liens arising in the ordinary course of Borrower’s business in amounts not to exceed $50,000.00 for any single Lien and $150,000.00 for all such Liens in the aggregate; and (i) any other Liens consented to by Lender in advance in writing from time to time in its sole and absolute discretion.

“Person” – means any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, limited liability partnership, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other non-governmental entity, or any Governmental Authority.

“Personal Property” – means the personal property owned by Borrower and pledged to Lender as security for the Loans, as more particularly described in the Security Agreement.

“Questar” – means Questar Corporation and its Affiliates.

5

“Questar Note” – means the subordinated promissory note dated May 31, 2005, payable from Borrower to the order of Questar in a principal amount not in excess of Three Million Five Hundred Fifty Thousand Dollars ($3,550,000.00).

“Rate Management Obligations” means any and all obligations of the Borrower, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by the Borrower which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Real Estate” – means the real property and improvements owned or leased by Borrower and pledged to Lender as security for the Loan pursuant to the Real Estate Security Instruments, as such real property and improvements are more particularly described in the Real Estate Security Instruments.

“Real Estate Security Instruments” – means the deeds of trust, assignment of leases and other documents or instruments executed by Borrower in favor of Lender with respect to the Real Estate and referenced as Loan Documents on Exhibit A.

“Security Agreement” – means the Security Agreement of even date herewith, executed by Borrower in favor of Lender and granting to Lender a first priority security interest in the collateral described therein.

“Security Instruments” – means (i) the Security Agreement; (ii) the Real Estate Security Instruments, and (iii) any other documents or instrument, including without limitation UCC-1 Financing Statements granted Lender a security interest in Borrower’s property as collateral for repayment of the Loans, each of even date herewith.

‘Taxes” – are, collectively, all withholdings, interest equalization taxes, stamp taxes or other taxes (except income and franchise taxes) imposed by any domestic or foreign Governmental Authority.

“Term Loan” – means the principal sum that Lenders agree to make available to Borrower on a term loan basis and Borrower agrees to borrow pursuant to the terms and conditions of this Agreement: TEN MILLION FIVE HUNDRED THOUSAND AND 00/100THS DOLLARS ($10,500,000.00).

“Term Loan Maturity Date” – means May 31, 2012.

“Term Note” – means a promissory note of the Borrower payable to the order of Lender in a principal amount equal to the Term Loan as originally in effect and otherwise duly completed, as hereafter amended, supplemented, replaced or modified.

“Unmatured Default” – means any event, omission or failure of a condition which would constitute a Default after notice or lapse of time, or both.

6

1.2                  EXHIBITS INCORPORATED. Exhibits A and B, all attached hereto, are hereby incorporated into this Agreement.

ARTICLE 2. LOANS

2.1                  LINE OF CREDIT

(a)                    Line of Credit. By and subject to the terms of this Agreement, Lender agrees to make Advances to Borrower during the period from and including the Effective Date to but excluding the Maturity Date, and Borrower agrees to borrow from Lender, an aggregate principal sum up to, but not exceeding, the Line of Credit, said sum to be evidenced by the Line of Credit Note of even date herewith. Borrower may from time to time prior to the Line of Credit Maturity Date borrow and partially or wholly repay its outstanding borrowings on a revolving basis, and reborrow, subject to all the limitations, terms and conditions contained herein; provided however, that the total outstanding borrowings under the Line of Credit shall not at any time exceed the maximum principal amount available under the Line of Credit. Although the outstanding principal balance of the Line of Credit Note may be zero from time to time, the Loan Documents will remain in full force and effect with respect to the Line of Credit until the Line of Credit Maturity Date or all Obligations relating to the Line of Credit are paid and performed in full. Upon the occurrence of any Default or Unmatured Default, Lender may suspend or terminate its Commitment to make Advances of the proceeds of the Line of Credit in accordance with this Agreement without further action or notice to Borrower. Advances under the Line of Credit shall be evidenced by the Line of Credit Note.

(b)                   Restriction on Availability. Notwithstanding anything to the contrary, as of the Effective Date, the Line of Credit Availability under the Line of Credit shall be restricted to One Million Five Hundred Thousand Dollars ($1,500,000.00). From and after the period ending December 31, 2005, the Line of Credit Availability during each fiscal quarter of Borrower shall be determined as set forth in the this Section (with changes to the Line of Credit Availability being effective the next fiscal quarter). As used in this Agreement, the term “Total Leverage” shall be the Minimum Fixed Charge Coverage Ratio as determined in Section 7.1 below, so if the Minimum Fixed Charge Coverage Ratio is 4.0 to 1, the “Total Leverage” for purposes of this Section is 4.0. In addition, if the Total Leverage in a succeeding fiscal quarter of Borrower exceeds the Total Leverage in a prior fiscal quarter of Borrower, the Line of Credit Availability will be reduced in accordance with the formula set forth in this Section (so, for example, if Borrower’s Total Leverage in the first fiscal quarter of 2006 is 3.6, and the Line of Credit Availability during the next fiscal quarter is $1,750,000. If Borrower’s Total Leverage increases to 4.0 in the second fiscal quarter of 2006, the Line of Credit Availability during the next fiscal quarter shall be reduced to $1,500,000).

Total Leverage	Line of Credit Availability
>4.0	$1,500,000
>3.5 < 4.0	$1,750,000
> 3.0 < 3.5	$2,000,000
<3.0	$2,500,000

(c)                    Use of Proceeds. The proceeds under the Line of Credit shall be used to acquire the Assets and for the working capital needs of Borrower.

2.2                  LINE OF CREDIT COMMITMENT FEE: UNUSED COMMITMENT FEE. Borrower shall pay to Lender on the Effective Date a non-refundable commitment fee for the Line of Credit equal to one half of one percent (.5%) of the amount of the Line of Credit, namely Twelve Thousand Five Hundred Dollars ($12,500.00). In addition, Borrower shall pay to Lender a fee equal to the percent

7

amount per annum (computed on the basis of a 360-day year, actual days elapsed) specified in Section 2.10(b) below on the average daily unused amount of the Line of Credit Availability, which fee shall be calculated on a quarterly basis by Lender and shall be debited by Lender from the Account on the first day of each calendar quarter, commencing on October 1, 2005.

2.3                  LINE OF CREDIT MATURITY DATE. All sums then outstanding under the Line of Credit shall be repaid in full on the Line of Credit Maturity Date.

2.4                  TERM LOAN

(a)                    Term Loan. By and subject to the terms of this Agreement, upon the Effective Date, Lender agrees to lend to Borrower and Borrower agrees to borrow from Lender, an aggregate principal sum up to, but not exceeding, the Term Loan, said sum to be evidenced by the Term Loan Note of even date herewith.

(b)                   Use of Proceeds. The proceeds under the Term Loan shall be used solely by Borrower to acquire the Assets and for the working capital needs of Borrower.

2.5                  TERM LOAN COMMITMENT FEE. Borrower shall pay to Lender on the Effective Date a non-refundable commitment fee for the Term Loan equal to one half of one percent (.5%) of the amount of the Term Loan, namely Fifty-Two Thousand Five Hundred Dollars ($52,500.00).

2.6                  TERM LOAN PRINCIPAL PAYMENTS. Borrower shall make payments to reduce the outstanding principal outstanding on the Term Loan commencing on the first Business Day in July, 2005, through the Term Loan Maturity Date, at which time all outstanding principal and interest under the Term Loan shall be due and payable in full, and any principal repaid under the Term Loan may not be reborrowed. Commencing on the Effective Date and continuing until July 1, 2007, Borrower shall make principal payments (as determined by Lender) sufficient to amortize the outstanding principal under the Term Loan in twenty-five (25) years. Commencing on August 1, 2007 and continuing through the Term Loan Maturity Date, Borrower shall make principal payments (as determined by Lender) sufficient to amortize the outstanding principal under the Term Loan in twenty (20) years.

2.7                  TERM LOAN MATURITY DATE. All sums then outstanding under the Term Loan or otherwise due and owing under this Agreement and the other Loan Documents shall be repaid in full on the Term Loan Maturity Date.

2.8                  LOAN DOCUMENTS. Borrower shall deliver to Lender concurrently with this Agreement each of the documents, properly executed and in recordable form, as applicable, described in Exhibit A as Loan Documents, together with those documents described in Exhibit A as Other Related Documents.

2.9                  REQUESTS FOR ADVANCES. All requests for Advances shall be pursuant to the draw request form attached hereto as Exhibit B (a “Draw Request”). For purposes of requesting Advances pursuant to this Section, Lender is authorized to rely upon the telephonic request and acceptance of Nana Baffour as Borrower’s duly authorized agent, or such additional authorized agents as Borrower shall designate in writing to Lender. Borrower’s telephonic notices, requests and acceptances shall be directed to such officers of Lender as Lender may from time to time designate.

2.10           INTEREST ON THE LOANS.

(a)                    Interest Payments. Interest accrued on the Line of Credit and the Term Loan shall be due and payable on the first Business Day of each calendar month commencing on the first Business Day of July, 2005.

8

(b)                   LIBOR Spread. The LIBOR Spread to be used in calculating the Applicable LIBOR Rate with respect to interest accruing on the Line of Credit and the Term Loan shall be determined as follows:

Total Leverage	LIBOR Spread	Line of Credit Unused Commitment Fee
>3.0	2.60%	0.500%
>2.5 < 3.0	2.25%	0.500%
>2.0 <2.5	2.00%	0.375%
>1.5 <2.0	1.75%	0.375%
<1.5	1.50%	0.250%

(c)                    Default Interest. Notwithstanding the rates of interest specified in Sections 2.10(e) below, effective immediately upon the occurrence and during the continuance of any Default, the principal balance of the Loans then outstanding and, to the extent permitted by applicable law, any interest payments on the Loans not paid when due, shall, at the option of Lender, bear interest payable upon demand at the Default Rate. All other amounts due Lender (whether directly or for reimbursement) under this Agreement or any of the other Loan Documents if not paid when due, or if no time period is expressed, If not paid within ten (10) days after demand, shall likewise, at the option of Lender, bear interest from and after demand at the Default Rate.

(d)                   Computation of Interest. Interest shall be computed on the basis of the actual number of days elapsed in the period during which interest or fees accrue and a year of three hundred sixty (360) days. In computing interest on the Loans, the date of the making of an Advance under the Loans shall be included and the date of payment shall be excluded. Notwithstanding any provision in this Section 2.10, interest in respect of the Loans shall not exceed the maximum rate permitted by applicable law.

(e)                    Effective Rate. The “Effective Rate” upon which interest shall be calculated for the Loans shall be one or more of the following:

(i)                        Provided no Default exists under this Agreement, the Effective Rate shall be the Applicable LIBOR Rate.

(ii)                     During such time as a Default exists under this Agreement, or from and after the date on which all sums owing under the Loans become due and payable by acceleration or otherwise, then at the option of Lender, the interest rate applicable to the then outstanding principal balance of the Loans shall be the Default Rate.

2.11           PAYMENTS.

(a)                    Credit for Principal Payments. Any payment made upon the outstanding principal balance of the Loans shall be credited as of the Business Day received, provided such payment is received by Lender no later than noon (Mountain Standard Time or Mountain Daylight Time, as applicable) and constitutes immediately available funds. All payments due to Lender under this Agreement, whether at the Maturity Date or otherwise, shall be paid in immediately available funds. Any principal payment received after said time or which does not constitute immediately available funds shall be credited upon such funds having become unconditionally and immediately available to Lender.

(b)                             Collection of Payments. Borrower authorizes Lender to collect all principal, interest, fees and other charges due under the Loan Documents by charging the Account, or any other deposit account maintained by Borrower with Lender, for the full amount thereof. Should

9

there be insufficient funds in the Account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower.

(c)                    Taxes Generally. All payments by the Borrower of principal of, and interest on, the Loans and all other Obligations shall be made free and clear of and without deduction for any present or future excise, stamp or other Taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any Governmental Authority, but excluding (i) franchise Taxes, (ii) any Taxes (other than withholding taxes) that would not be imposed but for a connection between Lender and the jurisdiction imposing such Taxes (other than a connection arising solely by virtue of the activities of Lender pursuant to or in respect of this Agreement or any other Loan Document), (iii) any Taxes imposed on or measured by any Lender’s assets, net income, receipts or branch profits, and (iv) any Taxes arising after the Effective Date solely as a result of or attributable to a Lender changing its designated lending office after the date such Lender becomes a party hereto. If any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, then the Borrower will:

(i)                        pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted;

(ii)                     promptly forward to the Lender an official receipt or other documentation satisfactory to the Lender evidencing such payment to such Governmental Authority; and

(iii)                  pay to Lender for its account or the account of the applicable Lender, as the case may be, such additional amount or amounts as is necessary to ensure that the net amount actually received by Lender will equal the full amount that Lender would have received had no such withholding or deduction been required.

(d)                    Tax Indemnification. If the Borrower fails to pay any Taxes when due to the appropriate Governmental Authority or fails to remit to Lender for its account the required receipts or other required documentary evidence, the Borrower shall indemnify Lender for any incremental Taxes, interest or penalties that may become payable by Lender as a result of any such failure. For purposes of this Section, a distribution hereunder by Lender shall be deemed a payment by the Borrower.

2.12           LENDER’S ACCOUNTING. Lender shall maintain a loan account (the “Loan Account”) on its books in which shall be recorded all Advances and repayments of principal and payments of accrued interest, as well as payments of fees required to be paid pursuant to this Agreement. All entries in the Loan Account shall be made in accordance with Lender’s customary accounting practices as in effect from time to time. Monthly or at such other interval as is customary with Lender’s practice, Lender will render a statement of the Loan Account to Borrower. Each such statement shall be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein (absent manifest error).

2.13           APPRAISAL LIMITATION. The aggregate amount of the Loans is subject to a the following appraisal limitation: 85% of the appraised value of the Real Property; 85% of the book value Borrower’s accounts receivable, 50% of the book value of any equipment owned by Borrower and 50% of the book value of any generators owned or acquired by Borrower (the “Appraised Value Limitation”). Lender, from time to time while the Loan remains outstanding, may determine the Appraised Value Limitation, and if the outstanding principal of the Loans exceeds such Appraised Value Limitation, require Borrower to reduce the outstanding principal of the Loans to comply with the Appraised Value Limitation within one (1) year of Lenders’ request.

10

Failure of Borrower to so reduce the outstanding principal of the Loans within such one (1) year period shall be deemed a Default.

ARTICLE 3. CONDITIONS PRECEDENT

3.1                    CONDITIONS PRECEDENT TO INITIAL EXTENSION OF CREDIT. The obligation of Lender to extend any credit contemplated by this Agreement is subject to the fulfillment to Lender’s satisfaction of all of the following conditions:

(a)                    There shall exist no Default, as defined in this Agreement, or Default as defined in any of the other Loan Documents or in the Other Related Documents, or Unmatured Default; and

(b)                   Lender shall have received all Loan Documents, other documents, instruments, policies, and forms of evidence or other materials reasonably requested by Lender under the terms of this Agreement or any of the other Loan Documents; and

(c)                    There shall have been no material adverse change, as reasonably determined by Lender, in the financial condition or business of Borrower, nor any material decline, as reasonably determined by Lender, in the market value of a substantial or material portion of the assets of Borrower; and

(d)                   Borrower shall have delivered to Lender evidence of insurance coverage on all Borrower’s property, in form, substance, amounts, covering risks and issued by companies reasonably satisfactory to Lender, with loss payable endorsements in favor of Lender.

3.2                  CONDITIONS PRECEDENT TO EACH ADVANCE. Lender’s obligation to make each Advance or take any other action under the Loan Documents shall be subject at all times to satisfaction of each of the following conditions precedent:

(a)                    The representations and warranties contained herein and in each of the other Loan Documents shall be true on and as of the date of the signing of this Agreement and on the date of each Advance by Lender pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no Default or Unmatured Default, shall have occurred and be continuing or shall exist; and

(b)                   Lender shall have received all additional documents which may be required in connection with such Advance.

3.3                  ACCOUNT, PLEDGE AND ASSIGNMENT. All Advances under the Line of Credit and Term Loan shall be deposited into the Account or otherwise disbursed to or for the benefit or account of Borrower under the terms of this Agreement. As additional security for Borrower’s performance under the Loan Documents, Borrower hereby irrevocably pledges and assigns to Lender all monies at any time deposited in the Account.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES

As a material inducement to Lender’s entry into this Agreement, Borrower represents and warrants to Lender as of the Effective Date and continuing thereafter that:

4.1                  LEGAL STATUS. Borrower is a profit corporation, duly organized and existing and in good standing under the laws of the State of Delaware, and is qualified or licensed to do business (and is

11

in good standing as a foreign corporation, if applicable) in the State of Utah and in all other jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

4.2                  AUTHORIZATION AND VALIDITY. This Agreement and each Loan Document and Other Related Document have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same, enforceable in accordance with their respective terms.

4.3                  BORROWER SOLVENCY. Upon acquisition of the Assets, Borrower shall be solvent under GAAP.

4.4                  NO VIOLATION. The execution, delivery and performance by Borrower of each of the Loan Documents do not violate any provision of Borrower’s statutory charter or any law or regulation binding upon Borrower, or result in any breach of or default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.

4.5                  LITIGATION. There are no pending, or to the best of Borrower’s knowledge threatened, actions, claims, investigations, suits or proceedings by or before any Governmental Authority, arbitrator, court or administrative agency which could have a material adverse effect on the financial condition or operation of Borrower other than those disclosed by Borrower to Lender in writing prior to the date hereof.

4.6                  CORRECTNESS OF FINANCIAL STATEMENT. The financial statement of Consonus, Inc., a Utah corporation, a true copy of which has been delivered by Borrower to Lender prior to the date hereof, (a) is complete and correct and presents fairly the financial condition of Consonus, Inc., (b) discloses all liabilities of Consonus, Inc. that are required to be reflected or reserved against under GAAP, whether liquidated or unliquidated, fixed or contingent, and (c) has been prepared in accordance with GAAP. Since the date of such financial statement there has been no material adverse change in the financial condition of Consonus, Inc., nor has Consonus, Inc. mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties except in favor of Lender or as otherwise permitted by Lender in writing.

4.7                  NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower’s obligations subject to this Agreement to any other obligation of Borrower.

4.8                  ERISA. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time (“ERISA”); Borrower has not violated in any material respect any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a “Plan”); no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under GAAP.

4.9                  OTHER OBLIGATIONS. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

4.10           NO MATERIAL ADVERSE CHANGE. There has been no material adverse change in the financial condition of Borrower since the dates of the latest financial statements furnished to Lender

12

and, except as otherwise disclosed to Lender in writing, Borrower has not entered into any material transaction which is not disclosed in such financial statements.

4.11           ACCURACY. All reports, documents, instruments, information and forms of evidence delivered to Lender concerning the Loans or security for the Loans or required by the Loan Documents are accurate, correct and sufficiently complete to give Lender true and accurate knowledge of their subject matter, and do not contain any material misrepresentation or omission.

4.12           BUSINESS LOAN. The Loans are a business loan transaction in the stated amount solely for the purpose of carrying on the business of Borrower and none of the proceeds of the Loans will be used for the personal, family or agricultural purposes of the Borrower.

4.13           SPECIAL REPRESENTATIONS AND WARRANTIES REGARDING HAZARDOUS MATERIALS. Without in any way limiting the other representations and warranties set forth in this Agreement and after reasonable investigation and inquiry, Borrower hereby specially represents and warrants to the best of Borrower’s knowledge as of the date of this Agreement as follows:

(a)                    Hazardous Materials. The Real Property is not a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any Hazardous Materials.

(b)                   Hazardous Materials Laws. The Real Property is in compliance with all Hazardous Materials Laws.

(c)                    Hazardous Materials Claims. There are no Hazardous Materials Claims pending or threatened against Borrower or the Real Property.

ARTICLE 5. COLLATERAL

As security for all Obligations of Borrower to Lender, Borrower hereby grants to Lender security interests of first priority in all of the Collateral as more specifically set forth in the Security Instruments. All of the foregoing shall be evidenced by and subject to the terms of the Security Instruments and such other such security agreements, financing statements, pledges, collateral assignments and other documents as Lender shall reasonably require, all in form and substance satisfactory to Lender. Borrower shall reimburse Lender immediately upon demand for all reasonable costs and expenses incurred by Lender in connection with any of the foregoing security, including without limitation, any filing fees.

ARTICLE 6. COVENANTS OF BORROWER

Borrower covenants that so long as any Lender remains committed to extend credit to Borrower pursuant hereto, or any Obligations of Borrower to Lender under any of the Loan Documents remain outstanding, and until payment in full of all Obligations of Borrower subject hereto, Borrower shall, unless Lender otherwise consents in writing:

6.1                  PUNCTUAL PAYMENTS. Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein, and immediately upon demand by Lender, the amount by which the outstanding principal balance of the Line of Credit at any time exceeds any limitation on borrowings applicable thereto.

6.2                  ACCOUNTING RECORDS. Maintain adequate books and records in accordance with GAAP, and permit any representative of Lender, at any reasonable time, to inspect, audit and examine such books and records, upon prior reasonable notice and without unreasonable interference with Borrower’s business to make copies of the same, and to inspect the properties of Borrower.

13

6.3                  FINANCIAL STATEMENTS. Provide to Lender all of the following, in form and detail satisfactory to Lender:

(a)         not later than one hundred twenty (120) days after and as of the end of each fiscal year, an audited, unqualified, consolidated financial statement of Borrower, which shall include, without limitation, an income statement, balance sheet and statement of cash flows, which shall have been audited by an accounting firm mutually acceptable to Lender and Borrower, and which shall be accompanied by the unqualified report of such accounting firm thereon;

(b)        not later than forty-five (45) days after the end of each fiscal quarter, a company-prepared consolidated financial statement of Borrower, which shall include, without limitation, an income statement, balance sheet, and statement of cash flows;

(c)         contemporaneously with each annual and quarterly financial statement of Borrower required hereby, a certificate of the executive director or president or chief financial officer of Borrower that said financial statements fairly present in all material respects the financial condition of Borrower as of the date thereof and that there exists no Default nor any Unmatured Default; and

(d)        from time to time such other information as Lender may reasonably request.

6.4                  COMPLIANCE. Preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of Borrower’s business; and comply with the provisions of all other documents pursuant to which Borrower is and/or which govern Borrower’s continued existence and with the requirements of all laws, rules, regulations and orders of any Governmental Authority applicable to Borrower and/or its business.

6.5                  INSURANCE. Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to that of Borrower, including but not limited to fire, extended coverage, public liability, flood, property damage and workers’ compensation, with all such insurance carried with companies and in amounts reasonably satisfactory to Lender, and deliver to Lender from time to time at Lender’s request schedules setting forth all insurance then in effect.

6.6                  TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments, except (a) such as Borrower may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Borrower has made provision, to Lender’s satisfaction, for eventual payment thereof in the event Borrower is obligated to make such payment.

6.7                  LITIGATION. Promptly give notice in writing to Lender of any litigation pending or threatened against Borrower with a claim in excess of Twenty-Five Thousand Dollars ($25,000).

6.8                  NOTICE TO LENDER. Promptly (but in no event more than five (5) days after the occurrence of each such event or matter) give written notice to Lender in reasonable detail of: (a) the occurrence of any Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute a Default; (b) any change in the name or the organizational structure of Borrower; or (c) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan.

6.9                  SUBORDINATION OF OTHER LOANS. All notes and loans from shareholders of Borrower (including, without limitation, the Questar Note) shall be subordinate to the Obligations. Except with the respect to the Questar Note (the repayment of which shall be governed by the terms and conditions of the Subordination and Standstill Agreement executed among Lender, Borrower and

14

Questar), Lender will permit Borrower to make payments thereunder provided that no Default or Unmatured Default, shall have occurred and be continuing or shall exist.

6.10           FURTHER ASSURANCES. Upon Lender’s reasonable request and at Borrower’s sole cost and expense, Borrower shall execute, acknowledge and deliver any other instruments and perform any other acts necessary, desirable or proper, as reasonably determined by Lender, to carry out the purposes of this Agreement and the other Loan Documents or to perfect and preserve any liens created by the Loan Documents.

6.11           ASSIGNMENT. Borrower shall not assign Borrower’s interest under any of the Loan Documents, or in any monies due or to become due thereunder, and any assignment without such consent shall be void. In this regard, Borrower acknowledges that Lender would not extend the Loans except in reliance on Borrower’s expertise, reputation, and prior experience.

6.12           INSPECTIONS. Permit representatives of Lender during business hours, upon prior reasonable notice, without unreasonable interference to Borrower’s business, and to the extent reasonably requested to (a) visit and inspect the properties (including but not limited to the Real Estate), books and records of the Borrower, and (b) discuss with its principal officers and its independent certified accountants its affairs, finances and accounts.

6.13           HAZARDOUS MATERIALS COVENANTS. Borrower agrees as follows:

(a)                    No Hazardous Activities. Borrower shall not cause or permit Borrower’s real property (including but not limited to the Real Estate) to be used as a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal, transportation or presence of any Hazardous Materials.

(b)                   Compliance. Borrower shaft comply and cause Borrower’s real property (including but not limited to the Real Estate) to comply with all Hazardous Materials Laws.

(c)                    Notices. Borrower shall promptly notify Lender in writing of: (i) the discovery of any Hazardous Materials on, under or about Borrower’s real property (including but not limited to the Real Estate); (ii) any knowledge by Borrower that Borrower’s real property does not comply with any Hazardous Materials Laws; and (iii) any Hazardous Materials Claims.

(d)                   Remedial Action. In response to the presence of any Hazardous Materials on, under or about Borrower’s real property (including but not limited to the Real Estate), Borrower shall promptly take, at Borrower’s sole expense, all remedial action required by any Hazardous Materials Laws or any judgment, consent decree, settlement or compromise in respect to any Hazardous Materials Claims.

ARTICLE 7. FINANCIAL COVENANTS

Borrower covenants that so long as any Lender remains committed to extend credit to Borrower pursuant hereto; or any Obligation of Borrower to Lender under any of the Loan Documents remains outstanding, and until indefeasible payment in full of all Obligations of Borrower subject hereto, Borrower shall maintain Borrower’s financial condition as follows in accordance with GAAP (except to the extent modified by the definitions herein), with compliance determined commencing with Borrower’s financial statements for the period ending June 30, 2004:

7.1                  MINIMUM FIXED CHARGE COVERAGE RATIO. Borrower shall maintain at all times a “Minimum Fixed Charge Coverage Ratio” which shall be no less than 1.15 to 1 for the last two (2) quarters of Borrower’s fiscal year ending December 31, 2005; 1.20 to 1 for Borrower’s fiscal year ending December 31, 2006; and 1.25 to 1 thereafter. The Minimum Fixed Charge Coverage Ratio shall be calculated utilizing a ratio wherein (a) the numerator shall be: EBITDA plus operating lease

15

expense minus (i) maintenance capital expenditures of $300,000 during each fiscal year period, (ii) income taxes paid or payable, (iii) dividends and distributions and (b) the denominator shall be (i) interest paid or payable, plus (ii) operating lease expense, plus (iii) scheduled amortization of long term debt (all as calculated in accordance with GAAP). This covenant will be measured on a quarterly basis, beginning with the first full quarter of operation for 4 quarters, thereafter on a rolling 4-quarter basis.

7.2                  TOTAL FUNDED DEBT. Borrower shall maintain at all times the ratio of total funded debt (excluding the Questar Note and as calculated in accordance with GAAP) to EBITDA, measured as of the last day of each fiscal quarter of Borrower using EBITDA for the four quarters then ended, of not more than 4.25 to 1 last two (2) quarters of Borrower’s fiscal year ending December 31, 2005 and Borrower’s fiscal year ending December 31, 2006; 4.0 to 1 for Borrower’s fiscal year ending December 31, 2007, and first two (2) quarters of Borrower’s fiscal year ending December 31, 2008; and 3.5 to 1 for the last two (2) quarters of Borrower’s fiscal year ending December 31, 2008, and thereafter. The first measurement of Borrower’s compliance with this covenant will be for Borrower’s fiscal quarter ending December 31, 2005.

7.3                  NET WORTH. Borrower shall maintain at all times a Net Worth not less than the sum of (i) Six Million Dollars ($6,000,000.00) plus (ii) fifty percent (50%) of the cumulative quarterly net income subsequent to the Closing, with no deduction for any quarterly net loss, measured on as of the last day of each fiscal quarter of Borrower (all as calculated in accordance with GAAP).

ARTICLE 8. NEGATIVE COVENANTS

Borrower further covenants that so long as Lender remains committed to extend credit to Borrower pursuant hereto, or any Obligations (liquidated or unliquidated) of Borrower to Lender under any of the Loan Documents remain outstanding, and until payment in full of all Obligations of Borrower subject hereto, Borrower will not without Lender’s prior written consent:

8.1                  USE OF FUNDS. Use any of the proceeds of the Line of Credit hereunder except for the purposes stated in Section 2.1 (d) hereof.

8.2                  MATERIAL AGREEMENTS. (a) Enter into, surrender or terminate any material agreement to which it is a party (unless the other party thereto is in material default and the termination of such agreement would be commercially reasonable), (b) significantly increase or consent to the significant increase of the amount of any charges under any material agreement to which it is a party, except as provided therein or on an arms’-length basis and commercially reasonable terms; or (c) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under any material agreement to which it is a party in any material respect, except on an arms’-length basis and commercially reasonable terms.

8.3                  ACCOUNTING METHOD. Modify or change its method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower’s accounting records without said accounting firm or service bureau agreeing to provide Lender information regarding Borrower’s financial condition.

8.4                  OTHER INDEBTEDNESS. Create, incur, assume or permit to exist any Indebtedness resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (a) the Obligations of Borrower to Lender, (b) the Questar Note, (c) any Indebtedness resulting from borrowings in the ordinary course of Borrower’s business, in an amount not to exceed $50,000.00 for any single borrowing and $150,000.00 for all such borrowings in the aggregate; and (d) any other Indebtedness of Borrower existing as of, and disclosed to Lender prior to, the date hereof.

16

8.5                  MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Merge into or consolidate with any other entity; make any substantial change in the nature of Borrower’s business as conducted as of the date hereof; acquire all or substantially all of the assets of any other entity; nor sell, lease, transfer or otherwise dispose of all or a substantial or material portion of Borrower’s assets except in the ordinary course of its business.

8.6                  GUARANTIES. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower as security for, any liabilities or obligations of any other person or entity, except any of the foregoing in favor of Lender.

ARTICLE 9. DEFAULTS AND REMEDIES

9.1                  DEFAULT. The occurrence of any one or more of the following shall constitute an event of default (“Default”) under this Agreement and the other Loan Documents:

(a)                    Borrower shall fail to pay when due any principal, interest, fees or other amounts payable under any of the Loan Documents; or

(b)                   Any financial statement or certificate furnished to Lender in connection with, or any representation or warranty made by Borrower or any other party under this Agreement or any other Loan Document, shall prove to be incorrect, false or misleading in any material respect when furnished or made; or

(c)                    Any default in the performance of or compliance with any obligation, agreement or other provision contained herein or in any other Loan Document (other than those referred to in subsections (a) and (b) above), and with respect to any such default which by its nature can be cured, such default shall continue for a period of twenty (20) days from its occurrence; or

(d)                   Any default in the payment or performance of any obligation, or the occurrence of any defined event of default, under the terms of any contract or instrument (other than any of the Loan Documents) pursuant to which Borrower has incurred any debt or other liability to any person or entity, including any Lender; or

(e)                    The filing of a notice of judgment lien against Borrower; or the recording of any abstract of judgment against Borrower in any county in which Borrower has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Borrower; or the entry of a judgment against Borrower; or

(f)                      Borrower shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall make a general assignment for the benefit of creditors; Borrower shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Code, or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower, or Borrower shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower shall be adjudicated a bankrupt, or an order for relief shall be entered against Borrower by any court of competent jurisdiction under the Bankruptcy

17

Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors; or

(g)                   Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the property of Borrower which; when taken together with all other property of Borrower so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a substantial portion of such property; or

(h)                   Borrower, or any Person on behalf of Borrower, shall claim or assert that the Loan Documents are not legal, valid and binding agreements enforceable against Borrower in accordance with their respective terms; or the Loan Documents shall in any way be terminated (except in accordance with their terms) or become or be judicially declared ineffective or inoperative or shall in any way cease to give or provide the respective liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby; or

(i)                       Any material litigation or proceeding is commenced before any Governmental Authority against or affecting the Borrower or any other property of the Borrower or any part thereof and such litigation or proceeding is not defended diligently and in good faith by the Borrower; or

(j)                       Commencement of any action or proceeding which seeks as one of its remedies the dissolution of Borrower and such action or proceeding is not defended diligently and in good faith by Borrower, or a final judgment is entered against Borrower decreeing the dissolution of Borrower; or

(k)                    Any Person shall obtain an order or decree in any court of competent jurisdiction enjoining or prohibiting Lender, or Borrower from carrying out the terms and conditions of any of the Loan Documents; in either case, if such order or decree is not vacated or stayed within ten (10) days after Borrower receives written notice of the filing thereof; or

(l)                       Borrower assigns this Agreement, any of the other Loan Documents, any Advance or any right to receive an Advance under this Agreement in violation of Section 10.11; or

(m)                 Borrower fails to pay any Rate Management Obligation when due or the breach by the Borrower of any term, provision or condition contained in any Rate Management Transaction or any transaction of the type described in the definition of “Rate Management Transactions,” whether or not any Lender or Affiliate of a Lender is a party thereto; or

(n)                   Any default shall occur under the Questar Note; or

(o)                   There shall exist or occur any event or condition which impairs, or is substantially likely to impair, the prospect of payment or performance by Borrower of its obligations under any of the Loan Documents.

9.2                  ACCELERATION UPON DEFAULT; REMEDIES

(a)                    Upon the occurrence of any Default described in Section 9.1(f) with respect to Borrower, the obligation, if any, of Lender to make Advances hereunder or extend any further credit under any of the Loan Documents shall automatically terminate and the Obligations shall immediately become due and payable without presentment, demand, protect or notice of dishonor, all of which are hereby expressly waived by Borrower, without any election or

18

action on the part of Lender. Upon the occurrence of any other Default, (i) Lender may declare all Obligations of Borrower under each of the Loan Documents, any term thereof to the contrary notwithstanding, and without notice to be immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by Borrower; (ii) the obligation, if any, of Lender to make Advances hereunder or extend any further credit under any of the Loan Documents shall immediately cease and terminate; and (iii) Lender shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to appoint a receiver, resort to any or all security for any credit subject hereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Lender may be exercised at any time by Lender and from time to time after the occurrence of a Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

(b)                   In addition to the actions set forth in clause (a) above, upon the occurrence of a Default, Lender may exercise any and all of the rights and remedies provided under any and all of the Loan Documents as specified therein, including (i) the right to appoint a receiver; (ii) the right of Lender to apply any of Borrower’s funds in their possession to the outstanding Obligations, whether or not such Obligations are then due and payable; (iii) the right of Lender to perform Borrower’s obligations under this Agreement; (iv) to the extent permitted by law, the right of Lender to add any accrued but unpaid interest on the Obligations from time to time to principal and charge interest on such capitalized interest from the date it is added to principal until it is paid in full; and (v) the right of Lender to charge interest on any or all of the Obligations at the Default Rate, provided the Default Rate will not exceed the maximum rate permitted by applicable law under any circumstances. All sums expended by Lender for the foregoing purposes, or in the exercise of the foregoing rights and remedies (including attorneys’ fees and costs) shall be deemed to have been disbursed to and borrowed by Borrower and shall be evidenced by the Loan Documents.

9.3                  RIGHT OF LENDER TO TAKE CERTAIN ACTIONS; POWER OF ATTORNEY. Without in any way limiting Lender’s other rights and remedies under this Agreement and the other Loan Documents, in the event of a Default, Borrower hereby constitutes and appoints Lender, or independent contractors selected by Lender, as its true and lawful attorney-in-fact with full power of substitution, for the purposes of performing Borrower’s obligations under this Agreement and the other Loan Documents, in the name of Borrower. It is understood and agreed that the foregoing power of attorney shall be deemed to be a power coupled with an interest which cannot be revoked until the repayment in full in cash of the Obligations and the termination of the Commitment. Borrower acknowledges that Lender may (but is not obligated to) exercise any of the foregoing powers. All sums expended by Lender for the foregoing purposes, or in the exercise of the foregoing rights and remedies (including attorneys’ fees and costs), shall be deemed to have been disbursed to and borrowed by Borrower and shall be evidenced by the Loan Documents.

9.4                  APPLICATION OF PAYMENTS AFTER DEFAULT. From and after the date on which Lender has taken any action pursuant to this Article 9 and until all of the Obligations have been paid in full, any and all proceeds or other funds received by Lender from (i) Borrower or any other Person, or (ii) the exercise of any other right or remedy by Lender, shall, in each case, be applied as follows:

(a)                    first, to pay late charges and to pay or reimburse Lender for out-of-pocket costs, expenses and disbursements (including (i) reasonable attorneys’ fees and legal expenses actually incurred by Lender in connection with exercising their rights and remedies and collecting any Obligations and (ii) Advances or disbursements made subsequent to a Default by Lender pursuant to the terms of this Agreement or any of the other Loan Documents);

(b)                   second, to the repayment of all of the Obligations in any order determined by Lender; and

(c)                    the balance, if any, as required by law.

19

9.5                  REPAYMENT OF FUNDS ADVANCED. Any funds expended by Lender in the exercise of its rights or remedies under this Agreement and the other Loan Documents shall be payable to Lender upon demand, together with interest at the rate applicable to the principal balance of the Note from the date the funds were expended.

9.6                  RIGHTS CUMULATIVE, NO WAIVER. All Lender’s rights and remedies provided in this Agreement and the other Loan Documents, together with those granted by law or at equity, are cumulative and may be exercised by Lender at any time. Lender’s exercise of any right or remedy shall not constitute a cure of any Default unless all sums then due and payable to Lender under the Loan Documents are repaid and Borrower has cured all other Defaults. No waiver shall be implied from any failure of Lender to take, or any delay by Lender in taking, action concerning any Default or failure of condition under the Loan Documents, or from any previous waiver of any similar or unrelated Default or failure of condition. Any waiver or approval under any of the Loan Documents must be in writing and shall be limited to its specific terms.

ARTICLE 10. MISCELLANEOUS PROVISIONS

10.1           AMENDMENTS AND WAIVERS. Except as otherwise expressly provided in this Agreement, (i) any consent or approval required or permitted by this Agreement or in any Loan Document to be given by Lender may be given, (ii) any term of this Agreement or of any other Loan Document may be amended, (iii) the performance or observance by the Borrower or any other Lender of any terms of this Agreement or such other Loan Document, and (iv) the continuance of any Default may be waived with, but only with, the written consent of Lender.

10.2           INDEMNITY. BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS (THE “INDEMNIFIED PARTIES”) FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND EXPENSES) WHICH ANY OF THE INDEMNIFIED PARTIES MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF: (a) THE PURPOSE TO WHICH BORROWER APPLIES THE LINE OF CREDIT PROCEEDS; (b)THE FAILURE OF BORROWER TO PERFORM ANY OBLIGATIONS AS AND WHEN REQUIRED BY THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; OR (c) ANY FAILURE AT ANY TIME OF ANY OF BORROWER’S REPRESENTATIONS OR WARRANTIES TO BE TRUE AND CORRECT. BORROWER SHALL IMMEDIATELY PAY TO ANY OF THE INDEMNIFIED PARTIES UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE NOTE. BORROWER’S DUTY AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS THE INDEMNIFIED PARTIES SHALL SURVIVE CANCELLATION OF THE NOTE.

10.3           FORM OF DOCUMENTS. The form and substance of all documents, instruments, and forms of evidence to be delivered to Lender under the terms of this Agreement and any of the other Loan Documents shall be subject to Lender’s approval and shall not be modified, superseded or terminated in any respect without Lender’s prior written approval.

10.4           NO THIRD PARTIES BENEFITED. No person other than Lender and Borrower and their permitted successors and assigns shall have any right of action under any of the Loan Documents. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

10.5           NOTICES. Except as otherwise stated in this Agreement, all notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address or facsimile number:

20

BORROWER:	Consonus Acquisition Corp. 245 Park Avenue, 39th Floor New York, New York 10167 Attn: Nana Baffour Facsimile No. (212) 792-4001

LENDER:	U.S. Bank National Association PD-UT-GT6 15 W. South Temple, 6th Floor Salt Lake City, Utah 84101 Attn: Terry L. Grant Facsimile No. (801) 534-6008

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by facsimile, upon receipt.

10.6           ACTIONS. Borrower agrees that Lender, in exercising the rights, duties or liabilities of Lender or Borrower under the Loan Documents, may commence, appear in or defend any action or proceeding purporting to affect the Loan Documents and Borrower shall immediately reimburse Lender upon demand for all such expenses so incurred or paid by Lender, including, without limitation, reasonable attorneys’ fees and expenses and court costs.

10.7           RELATIONSHIP OF PARTIES. The relationship of Borrower and Lender under the Loan Documents is, and shall at all times remain, solely that of borrower and lender, and Lender does not undertake nor assume any responsibility or duty to Borrower or to any third party, except as expressly provided in this Agreement and the other Loan Documents. Lender shall not have any fiduciary responsibilities to Borrower. Lender undertakes no responsibility to Borrower to review or inform Borrower of any matter in connection with any phase of Borrower’s business or operations. Borrower agrees that Lender shall not have liability to Borrower (whether sounding in tort, contract or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of Lender. Lender shall not have any liability with respect to, and Borrower hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

10.8           DELAY OUTSIDE LENDER’S CONTROL. Lender shall not be liable in any way to Borrower or any third party for Lender’s failure to perform or delay in performing under the Loan Documents (and Lender may suspend or terminate all or any portion of Lender’s obligations under the Loan Documents) if such failure to perform or delay in performing results directly or indirectly from, or is based upon, the action, inaction, or purported action, of any Governmental Authority, or because of war, rebellion, insurrection, strike, lock-out, boycott or blockade (whether presently in effect, announced or in the sole judgment of Lender deemed probable), or from any Act of God or other cause or event beyond Lender’s control.

10.9           ATTORNEYS’ FEES AND EXPENSES; ENFORCEMENT. If any attorney is engaged by Lender to enforce or defend any provision of this Agreement, any of the other Loan Documents or Other Related Documents, or as a consequence of any Default under the Loan Documents, with or without the filing of any legal action or proceeding, and including, without limitation, any fees and expenses incurred in any bankruptcy proceeding of the Borrower, then Borrower shall immediately pay to Lender, upon demand, the amount of all reasonable attorneys’ fees and expenses and all

21

costs incurred by Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of the Note as specified therein.

10.10       IMMEDIATELY AVAILABLE FUNDS. Unless otherwise expressly provided for in this Agreement, all amounts payable by Borrower to Lender shall be payable only in United States currency, immediately available funds.

10.11       SUCCESSORS AND ASSIGNS.

(a)                         Generally. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of is rights or obligations under the Loan Documents without the prior written consent of Lender (and any such assignment or transfer to which Lender has not consented shall be void).

(b)                         Lender Assignments, Participations. Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Lender’s rights and benefits under each of the Loan Documents. In connection therewith, Lender may disclose all documents and information which Lender now has or may hereafter acquire relating to any credit subject hereto, Borrower or its business, or any Collateral required hereunder.

10.12       SETOFF. In addition to any rights now or hereafter granted under applicable law but subject to any limitations that may be imposed by applicable law and not by way of limitation of any such rights, Lender is hereby authorized by Borrower, at any time or from time to time while a Default exists, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by Lender, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not the Line of Credit, the Term Loan and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 9.2, and although such Obligations shall be contingent or unmatured.

10.13       CAPITAL ADEQUACY. If Lender reasonably determines that compliance with any law or regulation or with any guideline or request from any central bank or other governmental or quasi- governmental agency (whether or not having the force of law), including, without limitation, the Risk Based Capital Guidelines, affects or would affect the amount of capital required or expected to be maintained by Lender, or any corporation controlling Lender, as a consequence of, or with reference to, such Lender’s or such corporation’s commitments or its making or maintaining Advances below the rate which Lender or such corporation controlling Lender could have achieved but for such compliance (taking into account the policies of Lender or corporation with regard to capital), then Borrower shall, from time to time, within fifteen (15) calendar days after written demand by Lender, pay to Lender additional amounts sufficient to compensate Lender or such corporation controlling Lender to the extent that Lender reasonably determines such increase in capital is allocable to Lender’s obligations hereunder. A certificate as to such amounts, submitted to Borrower by Lender shall be conclusive and binding for all purposes, absent manifest error. As used herein, “Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled “International Convergence of Capital Measurements and Capital Standards,” including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

22

10.14       LENDER’S AGENTS. Lender may designate an agent or independent contractor to exercise any of Lender’s rights under this Agreement and any of the other Loan Documents. Any reference to Lender in any of the Loan Documents shall include, but only if applicable, Lender’s agents, employees or independent contractors. Borrower shall pay the costs of such agent or independent contractor either directly to such person or to Lender in reimbursement of such costs, as applicable.

10.15       WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

10.16       SEVERABILITY. If any provision or obligation under this Agreement and the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from the Loan Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of the Loan Documents, provided, however, that if the rate of interest or any other amount payable under the Note or this Agreement or any other Loan Document, or the right of collectibility therefor, are declared to be or become invalid, illegal or unenforceable, Lender’s obligations to make Advances under the Loan Documents shall not be enforceable by Borrower.

10.17       HEIRS, SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided under the terms and conditions of this Agreement, the terms of the Loan Documents shall bind and inure to the benefit of the permitted heirs, successors and assigns of the parties.

10.18       TIME. Time is of the essence of each and every term of this Agreement and the other Loan Documents.

10.19       HEADINGS. All article, section or other headings appearing in this Agreement and any of the other Loan Documents are for convenience of reference only and shall be disregarded in construing this Agreement and any of the other Loan Documents.

10.20       GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Utah. Borrower and all persons and entities in any manner obligated to Lender under the Loan Documents consent to the jurisdiction of any federal or state court within the State of Utah having proper venue and also consent to service of process by any means authorized by Utah or federal law.

10.21       INTEGRATION; INTERPRETATION. The Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Lender in writing.

23

10.22       JOINT AND SEVERAL LIABILITY OF BORROWING PARTIES. The liability of all persons and entities obligated as Borrower in any manner to Lender under this Agreement and any of the Loan Documents shall be joint and several.

10.23       COUNTERPARTS. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

10.24       CONFIDENTIALITY PROVISION. Subject to the terms of any confidentiality or similar agreement between Lender and Borrower and/or its Affiliates, the parties hereto acknowledge and agree that (i) any obligations of confidentiality contained herein and therein do not apply and have not applied from the commencement of discussions between the parties to the tax treatment or tax structure of the transactions contemplated by the Loan Documents (and any related transactions or arrangements), and (ii) each party (and each of its employees, representatives, or other agents) may disclose to any and all parties as required, without limitation of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure, all within the meaning of Treasury Regulations Section 1.6011-4; provided, however, that each party recognizes that the privilege each has to maintain, in its sole discretion, the confidentiality of a communication relating to the transactions contemplated by the Loan Documents, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Internal Revenue Code, is not intended to be affected by the foregoing.

10.25       SURVIVAL OF REPRESENTATIONS. All representations and warranties of Borrower contained in this Agreement shall survive the making of the Advances herein contemplated until all Obligations under this Agreement have been paid and satisfied in full.

10.26       NO BORROWER SET-OFF. All Obligations shall be paid by Borrower without notice (except for such notice as may be expressly required hereunder or under the other Loan Documents), demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the Obligations shall in no way be released, discharged or otherwise affected (except as expressly provided herein) by reason of: (a) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Lender, or any action taken with respect to this Agreement by any trustee or receiver of Lender, or by any court, in any such proceeding; (b) any claim that Borrower has or might have against Lender; (c) any default or failure on the part of Lender to perform or comply with any of the terms of the Loan Documents or of any other agreement with Borrower; or (d) any other occurrence whatsoever, whether similar or dissimilar to the foregoing; in each case, whether or not Borrower shall have notice or knowledge of any of the foregoing. Borrower waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any Obligation.

10.27       STATUTE OF FRAUDS. PURSUANT TO UTAH CODE. ANN. §25-5-4, BORROWER IS NOTIFIED THAT THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

10.28       BROKERS. Borrower and Lender represent to each other that neither of them knows of any brokerage commissions or finders’ fee due or claimed with respect to the transaction contemplated

24

hereby, Borrower and Lender shall indemnify and hold harmless the other party for, from and against any and all loss, damage, liability, or expense, including costs and reasonable attorney fees, which such other party may incur or sustain by reason of or in connection with any misrepresentation by the indemnifying party with respect to the foregoing.

10.29       INCONSISTENCIES WITH THE LOAN DOCUMENTS. In the event of any inconsistencies between any terms of this Agreement and any terms of any of the Loan Documents, the terms of this Agreement shall govern and prevail.

10.30       INTERPRETATION

(a)                         References to the plural include the singular, the plural, the part and the whole; “or” has the inclusive meaning represented by the phrase “and/or”; and “including” has the meaning represented by the phrase “Including without limitation”.

(b)                        The words “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document.

(c)                         Reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or the other Loan Documents, as the case may be.

(d)                        Reference to any agreement (Including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated.

10.31       ACTIONS BY LENDER. Unless otherwise expressly provided in this Agreement, all determinations, consents, approvals, disapprovals, calculations, requirements, requests, acts, actions, elections, selections, opinions, judgments, options, exercise of rights, remedies or indemnities, satisfaction of conditions or other decisions of or to be made by or on behalf of Lender under this Agreement or any of the other Loan Documents shall be made in the sole and absolute discretion of Lender.

10.32       PATRIOT ACT NOTIFICATION. The following is provided to Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for Borrower: When Borrower opens and account, if Borrower is an individual, Lender will ask for Borrower’s name, residential address, tax identification number, date of birth, and other information that will allow Lender to Identify Borrower, and, if Borrower is not an individual, Lender will ask for Borrower’s name, tax identification number, business address, and other information that will allow Lender to identify Borrower. Lender may also ask, if Borrower is an individual, to see Borrower’s driver’s license or other identifying documents, and , if Borrower is not an individual, to see Borrower’s legal organizational documents or other identifying documents.

[SIGNATURES ON FOLLOWING PAGE]

25

IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the date appearing on the first page of this Agreement.

“LENDER”

U.S. BANK NATIONAL ASSOCIATION,

By:	/s/ Terry L. Grant
Name: Terry L. Grant
Title: Vice President

“BORROWER”

CONSONUS ACQUISITION CORP.,
a Delaware corporation

By:	/s/ Nana Baffour
Name: Nana Baffour
Title: Chairman

26

FIRST AMENDMENT TO
CREDIT AGREEMENT

This First Amendment to Credit Agreement (this “Amendment”) is entered into as of December 12, 2006, by and between CONSONUS ACQUISITION CORP., a Delaware corporation (“Borrower”), and U.S. BANK NATIONAL ASSOCIATION (“Lender”).

RECITALS

A.                                                Borrower and Lender are parties to that certain Credit Agreement, dated as of May 31, 2005, pursuant to which Lender agreed to extend to Borrower certain credit accommodations in the maximum principal amount of Thirteen Million and 00/100ths Dollars ($13,000,000.00).

B.  Borrower and Lender desire to amend the Credit Agreement as provided in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Lender agree as follows:

1.                                       CAPITALIZED TERMS. All initially capitalized terms, unless specifically defined herein, shall have the meanings ascribed thereto in the Credit Agreement.

2.                                       AMENDMENTS.

2.1                                              Article 7.1 of the Credit Agreement, entitled “Minimum Fixed Charge Overhead Ratio”, is hereby amended as follows:

(a)                                 Section 7.1 is hereby amended to change the reference in Section 7.1 (a) (i) from $300,000.00 to $150,000.00.

2.2                                              Section 7.2 of the Credit Agreement, entitled “Total Funded Debt”, is hereby deleted in its entirety and the following substituted in place thereof:

(a)                                 Borrower shall maintain at all times the ratio of total funded debt (excluding the Questar Note and as calculated in accordance with GAAP) to EBITDA, measured as of the last day of each fiscal quarter of Borrower using EBITDA for the four quarters then ended, of not more than 5.50 to 1.0 for the last two (2) quarters of Borrower’s fiscal year ending December 31, 2006; 4.75 to 1.0 for the first quarter of Borrower’s fiscal year ending December 31, 2007; and 4.00 to 1.0 for the second quarter of Borrower’s fiscal year ending December 31, 2007 and thereafter.

3.                                       CONDITIONS PRECEDENT. The following are conditions precedent to Lender’s obligations under this Amendment:

1

3.1                                              Receipt by Lender of the executed originals of this Amendment and any and all other documents and agreements which are required by this Agreement or by any other Loan Document, each in form and content acceptable to Lender;

3.2                                              Reimbursement to Lender by Borrower of Lender’s costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, attorneys’ fees and documentation costs and charges, whether such services are furnished by Lender’s employees or agents or by independent contractors;

3.3                                              All payments due and owing to Lender under the Loan Documents have been paid; and

3.4                                              Payment to Lender of a waiver fee in the amount of $6,500.00.

4. MISCELLANEOUS.

4.1                                              Confirmation of Loan Agreement. Borrower hereby affirms and agrees to be bound by all of the terms of the Credit Agreement and other Loan Documents, as amended.

4.2                                              Non-Impairment. Except as expressly provided herein, nothing in this Amendment shall alter or affect any provision, condition, or covenant contained in the Notes or other Loan Documents or affect or impair any rights, powers, or remedies of Lender, it being the intent of the parties that, except as amended hereby, all of the terms, covenants and conditions of the Credit Agreement shall remain in full force and effect. In the event of any conflict or discrepancy between this Amendment and the Credit Agreement, this Amendment shall control.

4.3                                              Entire Agreement. This Amendment constitutes the entire agreement among the parties hereto with respect to the subject matter hereof.

4.4                                              Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Utah.

4.5                                              Counterparts. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

2

IN WITNESS WHEREOF, this Amendment has been executed as of the date first set forth above.

CONSONUS ACQUISITION CORP.,
a Delaware corporation

By:	/s/ Nana Baffour
Nana Baffour, Chairman

U.S. BANK NATIONAL ASSOCIATION,

By:	/s/ David P. Williams
David P. Williams, Senior Vice President

3

AMENDED AND RESTATED
CREDIT AGREEMENT

between

CONSONUS ACQUISITION CORP.,
a Delaware corporation,
as Borrower

and

U.S. BANK NATIONAL ASSOCIATION,
as Lender

Entered into as of November 19, 2007

i

4.9	OTHER OBLIGATIONS	13
4.10	NO MATERIAL ADVERSE CHANGE	13
4.11	ACCURACY	13
4.12	BUSINESS LOAN	13
4.13	SPECIAL REPRESENTATIONS AND WARRANTIES REGARDING HAZARDOUS MATERIALS	14
	(a) Hazardous Materials	14
	(b) Hazardous Materials Laws	14
	(c) Hazardous Materials Claims	14

ARTICLE 5. COLLATERAL		14

ARTICLE 6. COVENANTS OF BORROWFR		14
6.1	PUNCTUAL PAYMENTS	14
6.2	ACCOUNTING RECORDS	14
6.3	FINANCIAL STATEMENTS	14
6.4	COMPLIANCE	15
6.5	INSURANCE	15
6.6	TAXES AND OTHER LIABILITIES	15
6.7	LITIGATION	15
6.8	NOTICE TO LENDER	15
6.9	SUBORDINATION OF OTHER LOANS	15
6.10	FURTHER ASSURANCES	15
6.11	ASSIGNMENT	16
6.12	INSPECTIONS	16
6.13	HAZARDOUS MATERIALS COVENANTS	16
	(a) No Hazardous Activities	16
	(b) Compliance	16
	(c) Notices	16
	(d) Remedial Action	16

ARTICLE 7. FINANCIAL COVENANTS		16
7.1	MINIMUM FIXED CHARGE COVERAGE RATIO	16
7.2	TOTAL FUNDED DEBT	16
7.3	NET WORTH	17

ARTICLE 8. NEGATIVE COVENANTS		17
8.1	USE OF FUNDS	17
8.2	MATERIAL AGREEMENTS	17
8.3	ACCOUNTING METHOD	17
8.4	OTHER INDEBTEDNESS	17
8.5	MERGER, CONSOLIDATION, TRANSFER OF ASSETS	17
8.6	GUARANTIES	17

ARTICLE 9. DEFAULTS AND REMEDIES		18
9.1	DEFAULT	18
9.2	ACCELERATION UPON DEFAULT; REMEDIES	19
9.3	RIGHT OF LENDER TO TAKE CERTAIN ACTIONS; POWER OF ATTORNEY	20
9.4	APPLICATION OF PAYMENTS AFTER DEFAULT	20
9.5	REPAYMENT OF FUNDS ADVANCED	20
9.6	RIGHTS CUMULATIVE, NO WAIVER	20

ARTICLE 10. MISCELLANEOUS PROVISIONS		21
10.1	AMENDMENTS AND WAIVERS	21
10.2	INDEMNITY	21
10.3	FORM OF DOCUMENTS	21

ii

10.4	NO THIRD PARTIES BENEFITED	21
10.5	NOTICES	21
10.6	ACTIONS	22
10.7	RELATIONSHIP OF PARTIES	22
10.8	DELAY OUTSIDE LENDER’S CONTROL	23
10.9	ATTORNEYS’ FEES AND EXPENSES; ENFORCEMENT	23
10.10	IMMEDIATELY AVAILABLE FUNDS	23
10 11	SUCCESSORS AND ASSIGNS	23
	(a) Generally	23
	(b) Lender Assignments, Participations	23
10.12	SETOFF	23
10.13	CAPITAL ADEQUACY	23
10.14	LENDER’S AGENTS	24
10.15	WAIVER OF RIGHT TO TRIAL BY JURY	24
10.16	SEVERABILITY	24
10.17	HEIRS, SUCCESSORS AND ASSIGNS	24
10.18	TIME	24
10.19	HEADINGS	25
10.20	GOVERNING LAW	25
10.21	INTEGRATION; INTERPRETATION	25
10.22	JOINT AND SEVERAL LIABILITY OF BORROWING PARTIES	25
10.23	COUNTERPARTS	25
10.24	CONFIDENTIALITY PROVISION	25
10.25	SURVIVAL OF REPRESENTATIONS	25
10.26	NO BORROWER SET-OFF	25
10 27	STATUTE OF FRAUDS	26
10.28	BROKERS	26
10.29	INCONSISTENCIES WITH THE LOAN DOCUMENTS	26
10.30	INTERPRETATION	26
10.31	ACTIONS BY LENDER	26
10.32	PATRIOT ACT NOTIFICATION	26

iii

AMENDED AND RESTATED
CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of November 19, 2007, by and between CONSONUS ACQUISITION CORP., a Delaware corporation (“Borrower”), and U.S. BANK NATIONAL ASSOCIATION (“Lender”).

RECITALS

A.       Borrower and Lender entered into that certain Credit Agreement, dated as of May 31, 2005 (the “Original Credit Agreement”), pursuant to which Lender extended to Borrower (i) a term loan (the “2005 Term Loan”) in the original principal amount of Ten Million Five Hundred Thousand Dollars ($10,500,000.00); and (ii) a revolving line of credit (the “Line of Credit”) in the maximum principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00).

B.        Borrower has requested a new term loan in the amount of One Million Eight Hundred Sixty-One Thousand Dollars ($1,861,000.00) (the “2007 Term Loan”) to finance the costs of retrofitting an existing warehouse, located at 2282 South Presidents Drive, Salt Lake City, Utah, for use as a data center, and the costs of equipment for use in the data center.

C.        Borrower and Lender desire to amend and restate the Original Credit Agreement to provide for the 2007 Term Loan. This Agreement amends, restates and supercedes the Original Credit Agreement in its entirety.

NOW, THEREFORE, Borrower and Lender agree as follows:

ARTICLE 1. DEFINITIONS

1.1      DEFINED TERMS. The following capitalized terms generally used in this Agreement shall have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement are defined in such sections.

“Accommodation Obligations” - means any Indebtedness or other contractual obligation or liability, contingent or otherwise, of another Person in respect of which Borrower is liable, including, without limitation, any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by Borrower, or in respect of which Borrower is otherwise directly or indirectly liable (including each partnership in which Borrower has a general partnership interest), contractual obligations (contingent or otherwise) arising through any agreement to purchase, repurchase or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received.

“Account” - means an account with Lender, account number 153195007668, in the name of Borrower or Borrower’s designee into which proceeds of Advances under the Line of Credit will be deposited.

“Advance” - means any advance under any of the Loans made or to be made to Borrower as provided in this Agreement.

“Affiliate” - means, with respect to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means (a) the possession, directly or indirectly, of the power to vote fifty percent (50%) or more of the Securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting Securities or by contract or otherwise, or (b) the ownership of fifty percent (50%) or more of the outstanding general partnership or other ownership interests of such Person.

“Agreement” - shall have the meaning ascribed to such term in the preamble hereto.

“Applicable LIBOR Rate” - is the rate of interest, rounded upward to the nearest whole one-thousandth of one percent, equal to the sum of: (a) the LIBOR Spread plus (b) the LIBOR Rate.

“Bankruptcy Code” - means the Bankruptcy Reform Act of 1978 (11 U.S.C. § 101-1330) as now or hereafter amended or recodified.

“Borrower” - means CONSONUS ACQUISITION CORP., a Delaware corporation.

“Business Day” - means any day except a Saturday, Sunday or any other day on which commercial banks in Utah are authorized or required by law to close. Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.

“Calendar Month” - means the 12 calendar months of the year.

“Code” - means the United States Internal Revenue Code of 1986, as amended from time to time.

“Collateral” - means the Personal Property and the Real Property.

“Commitment” - means Lender’s obligation to make the Loans, in an amount up to, but not exceeding the respective maximum principal amounts of the Loans.

“Default” - shall have the meaning ascribed to such term in Section 9.1.

“Default Rate” - shall mean a rate of interest per annum two percent (2%) in excess of the Applicable LIBOR Rate in effect from time to time.

“Dollars; $” - means United States dollars.

“EBITDA” - means net profit before tax plus interest expense (net of capitalized interest expense), depreciation expense and amortization expense.

“Effective Rate” - shall have the meaning given such term in Section 2.6(e).

“ERISA” - means the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time.

“GAAP” - means generally accepted accounting principles as consistently applied through all relevant periods.

“Governmental Authority” - means any nation or government, any federal, state, local, municipal or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Hazardous Materials” - means any oil, flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials,” “toxic substances,” “wastes,” “regulated substances,” “industrial solid wastes,” or “pollutants” under the Hazardous Materials Laws, and/or other applicable environmental laws, ordinances and regulations. “Hazardous Materials” shall not include commercially reasonable amounts of such materials used in the ordinary course of operation of real property which are used and stored in accordance with all applicable environmental laws, ordinances and regulations.

“Hazardous Materials Claims” - means all claims or actions by any governmental entity or agency or by any other person or entity relating to Hazardous Materials or pursuant to the Hazardous Materials Laws.

“Hazardous Materials Laws” - means all applicable laws, ordinances and regulations relating to Hazardous Materials, including, without limitation: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986, “CERCLA”), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.

“Impositions” means all (a) real estate and personal property taxes and other taxes and assessments, water and sewer rates and charges and all other governmental charges and any interest or costs or penalties with respect thereto and charges for any restrictive covenants or any other easement or agreement maintained for the benefit of any Real Property, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which at any time may be assessed, levied or imposed upon any land or improvements, or the rent or income received therefrom, or any use or occupancy thereof, and (b) other Taxes levied, imposed or assessed upon or against the Borrower or any of its properties.

“Indebtedness” - means (after consolidation adjustments, if necessary, to avoid redundancy) (a) all indebtedness, obligations or other liabilities for borrowed money, whether or not subordinated and whether with or without recourse beyond any collateral security; (b) all indebtedness, obligations or other liabilities evidenced by securities or other similar instruments; (c) all reimbursement obligations and other liabilities with respect to letters of credit (except for those undrawn letters of credit which support future ordinary course, non-indebtedness obligations) or banker’s acceptances; (d) all obligations to pay the purchase price of real or personal property or services (offset by the fair value of such property or services); (e) all obligations in respect of both operating and capital leases; (f) all Accommodation Obligations; (g) all indebtedness, obligations or other liabilities of any Person secured by a Lien on any asset of Borrower, whether or not such indebtedness, obligations or liabilities are assumed by, or are a personal liability of, Borrower (including, without limitation, the principal amount of any assessment or similar indebtedness encumbering any property); (h) all indebtedness, obligations or other liabilities (other than interest expense liability) in respect of interest rate hedge, swap or similar contracts and foreign currency exchange agreements; and (i) without duplication or limitation, all liabilities and other obligations included in the financial statements (or notes thereto) of Borrower as prepared in accordance with GAAP.

“Lender” – means U.S. Bank National Association.

“LIBOR Rate” – is the rate of interest equal to the one-month LIBOR rate quoted by Lender from Telerate Page 3750 or any successor thereto, which shall be that one-month LIBOR rate in effect two (2) New York Banking Days prior to the beginning of each calendar month, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation, such rate to be reset at the beginning of each succeeding month. If the initial Advance occurs other than on the first day of the month, the initial one-month LIBOR Rate shall be that one-month LIBOR Rate in effect two (2) New York Banking Days prior to the date of the initial Advance, which rate plus the percentage described above shall be in effect the remaining days of the month of the initial Advance, such one-month LIBOR rate to be reset at the beginning of each succeeding month. Lender’s internal records of applicable interest rates shall be determinative in the absence of manifest error.

“LIBOR Spread” – shall be as defined in Section 2.6 (b) below.

“Involuntary Lien” – means any Lien securing the payment of money or the performance of any other obligation created involuntarily under any law, ordinance, regulation, or rule, or otherwise and any claim of any such Lien.

“Lien” – means, except for Permitted Exceptions and tenant leases entered into by Borrower upon commercially reasonable terms, each and all of the following:

(a) Any lease or other right to occupy or use;

(b) Any assignment as security, mortgage, deed of trust, conditional sale for security purposes, grant in trust, lien, mortgage, pledge, security interest, security agreement, title retention arrangement, other encumbrance, or other interest or right securing the payment of money or the performance of any other liability or obligation, whether voluntarily or involuntarily created (including, without limitation, Involuntary Liens) and whether arising by agreement, document, or instrument, under any law, ordinance, regulation, or rule (federal, state, or local), or otherwise; and

(c) Any option, right of first refusal, or other interest or right.

“Line of Credit” – means the principal sum that Lenders agree to make available to Borrower on a revolving line of credit basis and Borrower agrees to borrow pursuant to the terms and conditions of this Agreement: TWO MILLION FIVE HUNDRED THOUSAND AND 00/100THS DOLLARS ($2,500,000.00).

“Line of Credit Availability” – shall mean the principal amount under the Line of Credit available to be Advanced to Borrower from time to time as determined by Section 2.1(b) of this Agreement.

“Line of Credit Maturity Date” – means May 31, 2010.

“Line of Credit Note” – means a revolving line of credit promissory note of the Borrower payable to the order of Lender in a principal amount equal to the Line of Credit as originally in effect and otherwise duly completed, as hereafter amended, supplemented, replaced or modified.

“Loans” – means the Line of Credit, the 2005 Term Loan, and the 2007 Term Loan, collectively.

“Loan Documents” – means those documents, as hereafter amended, supplemented, replaced or modified, properly executed and in recordable form, if necessary, listed in Exhibit A as Loan Documents.

“Net Worth” – means: (a) the total assets of Borrower as determined in accordance with GAAP and as reflected on the most recent financial statements for Borrower as delivered to Lender in accordance with Section 6.3, less, (b) all assets of Borrower which are either (i) non-qualified deferred compensation plan assets contributed under Section 401 (k) of the Code and related provisions and regulations or (ii) non-qualified deferred compensation plan assets contributed under Section 457 the Code and related provisions and regulations, and less (c) the total liabilities of Borrower, excluding Borrower’s liabilities under the Questar Note, as determined in accordance with GAAP, and as reflected on the most recent financial statements for Borrower as delivered to Lender in accordance with Section 6.3.

“New Data Center” – means the facility, located at 2282 South Presidents Drive, Salt Lake City, Utah, to be retrofitted as a data center using proceeds of the 2007 Term Loan.

“New York Banking Day” – means any day (other than a Saturday or Sunday) on which commercial banks are open for business in New York, New York.

“Obligations” – means all present and future obligations and liabilities of Borrower of every type and description arising under or in connection with this Agreement, the Note and the other Loan Documents due or to become due to the Lenders or any Person entitled to indemnification, or any of their respective successors, transferees or assigns, whether for principal, interest, fees, expenses, indemnities or other amounts (including reasonable attorneys’ fees and expenses) and whether due or not due, direct or indirect, joint and/or several, absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, and whether now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising after the commencement of a proceeding under the Bankruptcy Code (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding, and whether or not recovery of any such obligation or liability may be barred by a statute of limitations or such obligation or liability may otherwise be unenforceable.

“Other Related Documents” – means those documents, as hereafter amended, supplemented, replaced or modified from time to time, properly executed and in recordable form, if necessary, listed in Exhibit A as Other Related Documents.

“Permitted Exceptions” – means: (a) Liens for Impositions that are not delinquent; (b) Involuntary Liens (other than for Impositions) with respect to which Borrower satisfies each of the following requirements; (i) Borrower contests the validity of such Involuntary Lien in good faith by appropriate legal proceedings, (ii) Borrower gives written notice to Lender of Borrower’s intent to contest or object to the same, (iii) Borrower demonstrates to Lender’s satisfaction that the procedures will conclusively operate to prevent the sale of any property owned by Borrower to satisfy the Involuntary Lien prior to final determination of such proceedings, and (iv) Borrower takes any and all other reasonable actions (including, without limitation, obtaining bonds, title insurance endorsements, or other security) as Lender may deem necessary or appropriate in order to prevent the sale of any of the Real Estate to satisfy the Involuntary Lien and prevent any impairment of any of the Real Estate; (c) the sale, transfer, or other disposition of any personal property that is consumed or worn out in ordinary usage and that is promptly replaced with similar items of equal or greater value; (d) any Lien in favor of Lender for the benefit of the Lenders; (e) matters customarily shown as standard, pre-printed exceptions in a title insurance policy in the jurisdiction where any of the Real Estate is located; (f) all covenants, conditions, easements, right-of-ways, reservations and restrictions now of record on any of the Real Estate; (g) any Lien arising after the date hereof and approved by Lender in writing; (h) Liens arising in the ordinary course of Borrower’s business in amounts not to exceed $50,000.00 for any single Lien and

$150,000.00 for all such Liens in the aggregate; and (i) any other Liens consented to by Lender in advance in writing from time to time in its sole and absolute discretion.

“Person” – means any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, limited liability partnership, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other non-governmental entity, or any Governmental Authority.

“Personal Property” – means the personal property owned by Borrower and pledged to Lender as security for the Loans, as more particularly described in the Security Agreement.

“Questar” - means Questar Corporation and its Affiliates.

“Questar Note” – means the subordinated promissory note dated May 31, 2005, payable from Borrower to the order of Questar in a principal amount not in excess of Three Million Five Hundred Fifty Thousand Dollars ($3,550,000.00).

“Rate Management Obligations” means any and all obligations of the Borrower, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by the Borrower which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Real Estate” – means the real property and improvements owned or leased by Borrower and pledged to Lender as security for the Loan pursuant to the Real Estate Security Instruments, as such real property and improvements are more particularly described in the Real Estate Security Instruments.

“Real Estate Security Instruments” – means the deeds of trust, assignment of leases and other documents or instruments executed by Borrower in favor of Lender with respect to the Real Estate and referenced as Loan Documents on Exhibit A.

“Security Agreement” – means the Security Agreement of even date herewith, executed by Borrower in favor of Lender and granting to Lender a first priority security interest in the collateral described therein.

“Security Instruments” – means (i) the Security Agreement; (ii) the Real Estate Security Instruments, and (iii) any other documents or instrument, including without limitation UCC-1 Financing Statements granted Lender a security interest in Borrower’s property as collateral for repayment of the Loans, each of even date herewith.

“Taxes” – are, collectively, all withholdings, interest equalization taxes, stamp taxes or other taxes (except income and franchise taxes) imposed by any domestic or foreign Governmental Authority.

“Total Funded Debt Ratio” – shall have the meaning given it in Section 7.2.

“2005 Term Loan” - means the principal sum that Lender has loaned to Borrower on a term loan basis and Borrower has borrowed pursuant to the terms and conditions of this Agreement: TEN MILLION FIVE HUNDRED THOUSAND AND 00/100THS DOLLARS ($10,500,000.00).

“2005 Term Loan Maturity Date” - means May 31, 2012.

“2005 Term Note” - means a promissory note of the Borrower, dated May 31, 2005, payable to the order of Lender in the principal amount of the 2005 Term Loan, as hereafter amended, supplemented, replaced or modified.

“2007 Term Loan” - means the principal sum that Lender agrees to make available to Borrower on a term loan basis and Borrower agrees to borrow pursuant to the terms and conditions of this Agreement: ONE MILLION EIGHT HUNDRED SIXTY-ONE THOUSAND AND 00/100THS DOLLARS ($1,861,000.00).

“2007 Term Loan Maturity Date” - means November 19, 2014.

“2007 Term Note” - means a promissory note of the Borrower, of even date herewith, payable to the order of Lender in the principal amount of the 2007 Term Loan, as hereafter amended, supplemented, replaced or modified.

“Unmatured Default - means any event, omission or failure of a condition which would constitute a Default after notice or lapse of time, or both.

1.2      EXHIBITS INCORPORATED. Exhibits A and B, all attached hereto, are hereby incorporated into this Agreement.

ARTICLE 2. LOANS

2.1      LINE OF CREDIT

(a)       Line of Credit. By and subject to the terms of this Agreement, Lender agrees to make Advances to Borrower until but excluding the Maturity Date, and Borrower agrees to borrow from Lender, an aggregate principal sum up to, but not exceeding, the Line of Credit, said sum to be evidenced by the Line of Credit Note of even date herewith. Borrower may from time to time prior to the Line of Credit Maturity Date borrow and partially or wholly repay its outstanding borrowings on a revolving basis, and reborrow, subject to all the limitations, terms and conditions contained herein; provided however, that the total outstanding borrowings under the Line of Credit shall not at any time exceed the maximum principal amount available under the Line of Credit. Although the outstanding principal balance of the Line of Credit Note may be zero from time to time, the Loan Documents will remain in full force and effect with respect to the Line of Credit until the Line of Credit Maturity Date or all Obligations relating to the Line of Credit are paid and performed in full. Upon the occurrence of any Default or Unmatured Default, Lender may suspend or terminate its Commitment to make Advances of the proceeds of the Line of Credit in accordance with this Agreement without further action or notice to Borrower. Advances under the Line of Credit shall be evidenced by the Line of Credit Note.

(b)      Restriction on Availability. The Line of Credit Availability during each fiscal quarter of Borrower shall be determined as set forth in this Section (with changes to the Line of Credit Availability being effective the next fiscal quarter). As used in this Agreement, the term “Total Leverage” shall be the Total Funded Debt Ratio as determined in Section 7.2 below, so if the Total Funded Debt Ratio is 4.0 to 1, the “Total Leverage” for purposes of this Section is 4.0. In addition, if the Total Leverage in a succeeding fiscal quarter of Borrower exceeds the Total Leverage in a prior fiscal quarter of Borrower, the Line of

Credit Availability will be reduced in accordance with the formula set forth in this Section (so, for example, if Borrower’s Total Leverage in the first fiscal quarter of 2006 is 3.6, and the Line of Credit Availability during the next fiscal quarter is $1,750,000, if Borrower’s Total Leverage increases to 4.0 in the second fiscal quarter of 2006, the Line of Credit Availability during the next fiscal quarter shall be reduced to $1,500,000).

Total Leverage	Line of Credit Availability
≥ 4.0	$1,500,000
≥ 3.5 < 4.0	$1,750,000
> 3.0 < 3.5	$2,000,000
≤3.0	$2,500,000

(c)       Use of Proceeds. The proceeds under the Line of Credit shall be used to acquire the Assets and for the working capital needs of Borrower.

(d)      Unused Commitment Fee. Borrower shall pay to Lender a fee equal to the percent amount per annum (computed on the basis of a 360-day year, actual days elapsed) specified in Section 2.6(b) below on the average daily unused amount of the Line of Credit Availability, which fee shall be calculated on a quarterly basis by Lender and shall be debited by Lender from the Account on the first day of each calendar quarter, commencing on October 1, 2005.

(e)       Payments. Interest accrued under the Line of Credit is payable beginning on July 1, 2005 and on the same date of each consecutive month thereafter, plus a final interest payment with the final payment of principal. All principal outstanding under the Line of Credit shall be repaid in full on the Line of Credit Maturity Date.

2.2      2005 TERM LOAN.

(a)       2005 Term Loan. By and subject to the terms of this Agreement, Lender loaned to Borrower and Borrower borrowed from Lender, the 2005 Term Loan, which loan is evidenced by the 2005 Term Loan Note.

(b)      Use of Proceeds. The proceeds under the 2005 Term Loan shall be used solely by Borrower to acquire the Assets and for the working capital needs of Borrower.

(c)       Commitment Fee. Borrower paid to Lender a non-refundable commitment fee for the 2005 Term Loan equal to one half of one percent (.5%) of the amount of the 2005 Term Loan, namely Fifty-Two Thousand Five Hundred Dollars ($52,500.00).

(d)      Payments. Interest accrued on the 2005 Term Loan shall be due and payable on the first Business Day of each calendar month. Borrower shall make payments to reduce the outstanding principal outstanding on the 2005 Term Loan commencing on the first Business Day of each calendar month until the 2005 Term Loan Maturity Date, at which time all outstanding principal and interest under the 2005 Term Loan, together with all amounts due hereunder with respect to the 2005 Term Loan, shall be due and payable in full. Any principal repaid under the 2005 Term Loan may not be reborrowed. Commencing on July 1, 2005 and continuing until July 1, 2007, Borrower shall make principal payments (as determined by Lender) sufficient to amortize the outstanding principal under the Term Loan in twenty-five (25) years. Commencing on August 1, 2007 and continuing through the Term Loan Maturity Date, Borrower shall make principal payments (as determined by Lender) sufficient to amortize the outstanding principal under the Term Loan in twenty (20) years.

2.3      2007 TERM LOAN.

(a)       2007 Term Loan. By and subject to the terms of this Agreement, Lender agrees to lend to Borrower and Borrower agrees to borrow from Lender, an aggregate principal sum up to, but not exceeding, the 2007 Term Loan, said loan to be evidenced by the 2007 Term Loan Note of even date herewith.

(b)      Use of Proceeds. The proceeds under the 2007 Term Loan shall be used solely by Borrower to pay costs incurred in retrofitting the New Data Center.

(c)       Commitment Fee. Borrower shall pay to Lender on the date hereof a non-refundable commitment fee for the 2007 Term Loan equal to one half of one percent (.5%) of the amount of the 2007 Term Loan, namely Nine Thousand Three Hundred Five Dollars ($9,305.00).

(d)      Payments. Interest accrued on the Loans shall be due and payable on the first Business Day of December, 2007 and on the first Business Day of each calendar month thereafter. Borrower shall make payments of principal in amounts (as determined by Lender) sufficient to fully amortize the 2007 Term Loan in seven (7) years, commencing on the first Business Day in December, 2007, through the 2007 Term Loan Maturity Date, at which time all outstanding principal and interest under the 2007 Term Loan shall be due and payable in full. Any principal repaid under the 2007 Term Loan may not be reborrowed.

2.4      LOAN DOCUMENTS. Borrower shall deliver to Lender concurrently with this Agreement each of the documents, properly executed and in recordable form, as applicable, described in Exhibit A as Loan Documents, together with those documents described in Exhibit A as Other Related Documents, except those documents that were previously delivered.

2.5      REQUESTS FOR ADVANCES. All requests for Advances shall be pursuant to the draw request form attached hereto as Exhibit B (a “Draw Request”). For purposes of requesting Advances pursuant to this Section, Lender is authorized to rely upon the telephonic request and acceptance of Nana Baffour as Borrower’s duly authorized agent, or such additional authorized agents as Borrower shall designate in writing to Lender. Borrower’s telephonic notices, requests and acceptances shall be directed to such officers of Lender as Lender may from time to time designate.

2.6      INTEREST ON THE LOANS.

(a)       LIBOR Spread. The LIBOR Spread to be used in calculating the Applicable LIBOR Rate with respect to interest accruing on the Loans shall be determined as follows:

Total Leverage	LIBOR Spread	Line of Credit Unused Commitment Fee
≥ 3.0	2.60%	0.500%
≥ 2.5 < 3.0	2.25%	0.500%
≥ 2.0 < 2.5	2.00%	0.375%
≥ 1.5 < 2.0	1.75%	0.375%
< 1.5	1.50%	0.250%

(b)      Default Interest. Notwithstanding the rates of interest specified in Sections 2.6(e) below, effective immediately upon the occurrence and during the continuance of any Default, the principal balance of the Loans then outstanding and, to the extent permitted by applicable law, any interest payments on the Loans not paid when due, shall, at the option of Lender, bear interest payable upon demand at the Default Rate. All other amounts due Lender (whether directly or for reimbursement) under this Agreement or any of the other Loan Documents if not paid when due, or if no time period is expressed, if not paid within ten (10) days after demand, shall likewise, at the option of Lender, bear interest from and after demand at the Default Rate.

(c)       Computation of Interest. Interest shall be computed on the basis of the actual number of days elapsed in the period during which interest or fees accrue and a year of three hundred sixty (360) days. In computing interest on the Loans, the date of the making of an Advance under the Loans shall be included and the date of payment shall be excluded. Notwithstanding any provision in this Section 2.6, interest in respect of the Loans shall not exceed the maximum rate permitted by applicable law.

(d)      Effective Rate. The “Effective Rate” upon which interest shall be calculated for the Loans shall be one or more of the following:

(i)        Provided no Default exists under this Agreement, the Effective Rate shall be the Applicable LIBOR Rate.

(ii)       During such time as a Default exists under this Agreement, or from and after the date on which all sums owing under the Loans become due and payable by acceleration or otherwise, then at the option of Lender, the interest rate applicable to the then outstanding principal balance of the Loans shall be the Default Rate.

2.7      PAYMENTS.

(a)       Credit for Principal Payments. Any payment made upon the outstanding principal balance of the Loans shall be credited as of the Business Day received, provided such payment is received by Lender no later than noon (Mountain Standard Time or Mountain Daylight Time, as applicable) and constitutes immediately available funds. All payments due to Lender under this Agreement, whether at the Maturity Date or otherwise, shall be paid in immediately available funds. Any principal payment received after said time or which does not constitute immediately available funds shall be credited upon such funds having become unconditionally and immediately available to Lender.

(b)      Collection of Payments. Borrower authorizes Lender to collect all principal, interest, fees and other charges due under the Loan Documents by charging the Account, or any other deposit account maintained by Borrower with Lender, for the full amount thereof. Should there be insufficient funds in the Account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower.

(c)       Taxes Generally. All payments by the Borrower of principal of, and interest on, the Loans and all other Obligations shall be made free and clear of and without deduction for any present or future excise, stamp or other Taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any Governmental Authority, but excluding (i) franchise Taxes, (ii) any Taxes (other than withholding taxes) that would not be imposed but for a connection between Lender and the jurisdiction imposing such Taxes (other than a connection arising solely by virtue of the activities of Lender pursuant to or in respect of this Agreement or any other Loan Document), (iii) any Taxes imposed on or measured by any Lender’s assets, net income, receipts or branch profits, and (iv) any Taxes arising after May 31, 2005 solely as a result of or attributable to a Lender changing its designated lending office after the date such Lender becomes a party hereto. If any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, then the Borrower will:

(i)        pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted;

(ii)       promptly forward to the Lender an official receipt or other documentation satisfactory to the Lender evidencing such payment to such Governmental Authority; and

(iii)      pay to Lender for its account or the account of the applicable Lender, as the case may be, such additional amount or amounts as is necessary to ensure that the net amount actually received by Lender will equal the full amount that Lender would have received had no such withholding or deduction been required.

(d)      Tax Indemnification. If the Borrower fails to pay any Taxes when due to the appropriate Governmental Authority or fails to remit to Lender for its account the required receipts or other required documentary evidence, the Borrower shall indemnify Lender for any incremental Taxes, interest or penalties that may become payable by Lender as a result of any such failure. For purposes of this Section, a distribution hereunder by Lender shall be deemed a payment by the Borrower.

2.8      LENDER’S ACCOUNTING. Lender shall maintain a loan account (the “Loan Account”) on its books in which shall be recorded all Advances and repayments of principal and payments of accrued interest, as well as payments of fees required to be paid pursuant to this Agreement. All entries in the Loan Account shall be made in accordance with Lender’s customary accounting practices as in effect from time to time. Monthly or at such other interval as is customary with Lender’s practice, Lender will render a statement of the Loan Account to Borrower. Each such statement shall be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein (absent manifest error).

2.9      APPRAISAL LIMITATION. The aggregate amount of the Loans is subject to the following appraisal limitation: 85% of the appraised value of the Real Property; 85% of the book value Borrower’s accounts receivable, 50% of the book value of any equipment owned by Borrower and 50% of the book value of any generators owned or acquired by Borrower (the “Appraised Value Limitation”). Lender, from time to time while the Loan remains outstanding, may determine the Appraised Value Limitation, and if the outstanding principal of the Loans exceeds such Appraised Value Limitation, require Borrower to reduce the outstanding principal of the Loans to comply with the Appraised Value Limitation within one (1) year of Lenders’ request. Failure of Borrower to so reduce the outstanding principal of the Loans within such one (1) year period shall be deemed a Default.

ARTICLE 3. CONDITIONS PRECEDENT

3.1      CONDITIONS PRECEDENT TO INITIAL EXTENSION OF CREDIT. The obligation of Lender to extend any credit contemplated by this Agreement is subject to the fulfillment to Lender’s satisfaction of all of the following conditions:

(a)       There shall exist no Default, as defined in this Agreement, or Default as defined in any of the other Loan Documents or in the Other Related Documents, or Unmatured Default; and

(b)      Lender shall have received all Loan Documents, other documents, instruments, policies, and forms of evidence or other materials reasonably requested by Lender under the terms of this Agreement or any of the other Loan Documents; and

(c)       There shall have been no material adverse change, as reasonably determined by Lender, in the financial condition or business of Borrower, nor any material decline, as reasonably determined by Lender, in the market value of a substantial or material portion of the assets of Borrower; and

(d)      Borrower shall have delivered to Lender evidence of insurance coverage on all Borrower’s property, in form, substance, amounts, covering risks and issued by companies reasonably satisfactory to Lender, with loss payable endorsements in favor of Lender; and

(e)       With respect to any advances under the 2007 Term Loan, Borrower shall have delivered to Lender (i) a fully executed Assignment and Assumption of Lease in form approved by Lender, pursuant to which Borrower has received an assignment of the interests of the tenant under a lease dated July 22, 2004 pertaining to the New Data Center (the “Lease”); (ii) a Collateral Assignment of Lease, Attornment and Nondisturbance Agreement in a form provided by Lender, executed by Borrower and by Boyd Enterprises Utah, L.L.C. as the landlord under the Lease; and (iii) a Landlord’s Estoppel Certificate and Agreement, in a form provided by Lender, executed by Boyd Enterprises Utah, L.L.C.

(f)       With respect to any advances under the 2007 Term Loan, Borrower shall have deposited into an account with Lender, identified as account no. 153195055956, an amount equal to rent due under the Lease for one (1) month.

3.2      CONDITIONS PRECEDENT TO EACH ADVANCE. Lender’s obligation to make each Advance or take any other action under the Loan Documents shall be subject at all times to satisfaction of each of the following conditions precedent:

(a)       The representations and warranties contained herein and in each of the other Loan Documents shall be true on and as of the date of the signing of this Agreement and on the date of each Advance by Lender pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no Default or Unmatured Default, shall have occurred and be continuing or shall exist; and

(b)      Lender shall have received all additional documents which may be required in connection with such Advance.

3.3      ACCOUNT, PLEDGE AND ASSIGNMENT. All Advances under the Loans shall be deposited into the Account or otherwise disbursed to or for the benefit or account of Borrower under the terms of this Agreement. As additional security for Borrower’s performance under the Loan Documents, Borrower hereby irrevocably pledges and assigns to Lender all monies at any time deposited in the Account.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES

As a material inducement to Lender’s entry into this Agreement, Borrower represents and warrants to Lender as of May 31, 2005 and continuing thereafter that:

4.1      LEGAL STATUS. Borrower is a profit corporation, duly organized and existing and in good standing under the laws of the State of Delaware, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in the State of Utah and in all other jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

4.2      AUTHORIZATION AND VALIDITY. This Agreement and each Loan Document and Other Related Document have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same, enforceable in accordance with their respective terms.

4.3      BORROWER SOLVENCY. Upon acquisition of the Assets, Borrower shall be solvent under GAAP.

4.4      NO VIOLATION. The execution, delivery and performance by Borrower of each of the Loan Documents do not violate any provision of Borrower’s statutory charter or any law or regulation binding upon Borrower, or result in any breach of or default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.

4.5      LITIGATION. There are no pending, or to the best of Borrower’s knowledge threatened, actions, claims, investigations, suits or proceedings by or before any Governmental Authority, arbitrator, court or administrative agency which could have a material adverse effect on the financial condition or operation of Borrower other than those disclosed by Borrower to Lender in writing prior to the date hereof.

4.6      CORRECTNESS OF FINANCIAL STATEMENT. The financial statement of Consonus, Inc., a Utah corporation, a true copy of which has been delivered by Borrower to Lender prior to the date hereof, (a) is complete and correct and presents fairly the financial condition of Consonus, Inc., (b) discloses all liabilities of Consonus, Inc. that are required to be reflected or reserved against under GAAP, whether liquidated or unliquidated, fixed or contingent, and (c) has been prepared in accordance with GAAP. Since the date of such financial statement there has been no material adverse change in the financial condition of Consonus, Inc., nor has Consonus, Inc. mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties except in favor of Lender or as otherwise permitted by Lender in writing.

4.7      NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower’s obligations subject to this Agreement to any other obligation of Borrower.

4-8      ERISA. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time (“ERISA”); Borrower has not violated in any material respect any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a “Plan”); no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under GAAP.

4.9      OTHER OBLIGATIONS. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

4.10    NO MATERIAL ADVERSE CHANGE. There has been no material adverse change in the financial condition of Borrower since the dates of the latest financial statements furnished to Lender and, except as otherwise disclosed to Lender in writing, Borrower has not entered into any material transaction which is not disclosed in such financial statements.

4.11    ACCURACY. All reports, documents, instruments, information and forms of evidence delivered to Lender concerning the Loans or security for the Loans or required by the Loan Documents are accurate, correct and sufficiently complete to give Lender true and accurate knowledge of their subject matter, and do not contain any material misrepresentation or omission.

4.12    BUSINESS LOAN. The Loans are a business loan transaction in the stated amount solely for the purpose of carrying on the business of Borrower and none of the proceeds of the Loans will be used for the personal, family or agricultural purposes of the Borrower.

4.13    SPECIAL REPRESENTATIONS AND WARRANTIES REGARDING HAZARDOUS MATERIALS. Without in any way limiting the other representations and warranties set forth in this Agreement and after reasonable investigation and inquiry, Borrower hereby specially represents and warrants to the best of Borrower’s knowledge as of the date of this Agreement as follows:

(a)       Hazardous Materials. The Real Property is not a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any Hazardous Materials.

(b)      Hazardous Materials Laws. The Real Property is in compliance with all Hazardous Materials Laws.

(c)       Hazardous Materials Claims. There are no Hazardous Materials Claims pending or threatened against Borrower or the Real Property.

ARTICLE 5. COLLATERAL

As security for all Obligations of Borrower to Lender, Borrower hereby grants to Lender security interests of first priority in all of the Collateral as more specifically set forth in the Security Instruments. All of the foregoing shall be evidenced by and subject to the terms of the Security Instruments and such other such security agreements, financing statements, pledges, collateral assignments and other documents as Lender shall reasonably require, all in form and substance satisfactory to Lender. Borrower shall reimburse Lender immediately upon demand for all reasonable costs and expenses incurred by Lender in connection with any of the foregoing security, including without limitation, any filing fees.

ARTICLE 6. COVENANTS OF BORROWER

Borrower covenants that so long as any Lender remains committed to extend credit to Borrower pursuant hereto, or any Obligations of Borrower to Lender under any of the Loan Documents remain outstanding, and until payment in full of all Obligations of Borrower subject hereto, Borrower shall, unless Lender otherwise consents in writing:

6.1      PUNCTUAL PAYMENTS. Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein, and immediately upon demand by Lender, the amount by which the outstanding principal balance of the Line of Credit at any time exceeds any limitation on borrowings applicable thereto.

6.2      ACCOUNTING RECORDS. Maintain adequate books and records in accordance with GAAP, and permit any representative of Lender, at any reasonable time, to inspect, audit and examine such books and records, upon prior reasonable notice and without unreasonable interference with Borrower’s business to make copies of the same, and to inspect the properties of Borrower.

6.3      FINANCIAL STATEMENTS. Provide to Lender all of the following, in form and detail satisfactory to Lender:

(a)       not later than one hundred twenty (120) days after and as of the end of each fiscal year, an audited, unqualified, consolidated financial statement of Borrower, which shall include, without limitation, an income statement, balance sheet and statement of cash flows, which shall have been audited by an accounting firm mutually acceptable to Lender and Borrower, and which shall be accompanied by the unqualified report of such accounting firm thereon;

(b)       not later than forty-five (45) days after the end of each fiscal quarter, a company- prepared consolidated financial statement of Borrower, which shall include, without limitation, an income statement, balance sheet, and statement of cash flows;

(c)       contemporaneously with each annual and quarterly financial statement of Borrower required hereby, a certificate of the executive director or president or chief financial officer of Borrower that said financial statements fairly present in all material respects the financial condition of Borrower as of the date thereof and that there exists no Default nor any Unmatured Default; and

(d)       from time to time such other information as Lender may reasonably request.

6.4      COMPLIANCE. Preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of Borrower’s business; and comply with the provisions of all other documents pursuant to which Borrower is and/or which govern Borrower’s continued existence and with the requirements of all laws, rules, regulations and orders of any Governmental Authority applicable to Borrower and/or its business.

6.5      INSURANCE. Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to that of Borrower, including but not limited to fire, extended coverage, public liability, flood, property damage and workers’ compensation, with all such insurance carried with companies and in amounts reasonably satisfactory to Lender, and deliver to Lender from time to time at Lender’s request schedules setting forth all insurance then in effect.

6.6      TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments, except (a) such as Borrower may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Borrower has made provision, to Lender’s satisfaction, for eventual payment thereof in the event Borrower is obligated to make such payment.

6.7      LITIGATION. Promptly give notice in writing to Lender of any litigation pending or threatened against Borrower with a claim in excess of Twenty-Five Thousand Dollars ($25,000).

6.8      NOTICE TO LENDER. Promptly (but in no event more than five (5) days after the occurrence of each such event or matter) give written notice to Lender in reasonable detail of; (a) the occurrence of any Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute a Default; (b) any change in the name or the organizational structure of Borrower; or (c) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan.

6.9      SUBORDINATION OF OTHER LOANS. All notes and loans from shareholders of Borrower (including, without limitation, the Questar Note) shall be subordinate to the Obligations. Except with the respect to the Questar Note (the repayment of which shall be governed by the terms and conditions of the Subordination and Standstill Agreement executed among Lender, Borrower and Questar), Lender will permit Borrower to make payments thereunder provided that no Default or Unmatured Default, shall have occurred and be continuing or shall exist.

6.10    FURTHER ASSURANCES. Upon Lender’s reasonable request and at Borrower’s sole cost and expense, Borrower shall execute, acknowledge and deliver any other instruments and perform any other acts necessary, desirable or proper, as reasonably determined by Lender, to carry out the purposes of this Agreement and the other Loan Documents or to perfect and preserve any liens created by the Loan Documents.

6.11    ASSIGNMENT. Borrower shall not assign Borrower’s interest under any of the Loan Documents, or in any monies due or to become due thereunder, and any assignment without such consent shall be void. In this regard, Borrower acknowledges that Lender would not extend the Loans except in reliance on Borrower’s expertise, reputation, and prior experience.

6.12    INSPECTIONS. Permit representatives of Lender during business hours, upon prior reasonable notice, without unreasonable interference to Borrower’s business, and to the extent reasonably requested to (a) visit and inspect the properties (including but not limited to the Real Estate), books and records of the Borrower, and (b) discuss with its principal officers and its independent certified accountants its affairs, finances and accounts.

6.13    HAZARDOUS MATERIALS COVENANTS. Borrower agrees as follows:

(a)       No Hazardous Activities. Borrower shall not cause or permit Borrower’s real property (including but not limited to the Real Estate) to be used as a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal, transportation or presence of any Hazardous Materials.

(b)      Compliance. Borrower shall comply and cause Borrower’s real property (including but not limited to the Real Estate) to comply with all Hazardous Materials Laws.

(c)       Notices. Borrower shall promptly notify Lender in writing of: (i) the discovery of any Hazardous Materials on, under or about Borrower’s real property (including but not limited to the Real Estate); (ii) any knowledge by Borrower that Borrower’s real property does not comply with any Hazardous Materials Laws; and (iii) any Hazardous Materials Claims.

(d)      Remedial Action. In response to the presence of any Hazardous Materials on, under or about Borrower’s real property (including but not limited to the Real Estate), Borrower shall promptly take, at Borrower’s sole expense, all remedial action required by any Hazardous Materials Laws or any judgment, consent decree, settlement or compromise in respect to any Hazardous Materials Claims.

ARTICLE 7. FINANCIAL COVENANTS

Borrower covenants that so long as any Lender remains committed to extend credit to Borrower pursuant hereto, or any Obligation of Borrower to Lender under any of the Loan Documents remains outstanding, and until indefeasible payment in full of all Obligations of Borrower subject hereto, Borrower shall maintain Borrower’s financial condition as follows in accordance with GAAP (except to the extent modified by the definitions herein:

7.1      MINIMUM FIXED CHARGE COVERAGE RATIO. Borrower shall maintain at all times a “Minimum Fixed Charge Coverage Ratio” which shall be no less than 1.25 to 1. The Minimum Fixed Charge Coverage Ratio shall be calculated utilizing a ratio wherein (a) the numerator shall be: EBITDA plus operating lease expense minus (i) maintenance capital expenditures of $300,000 during each fiscal year period, (ii) income taxes paid or payable, (iii) dividends and distributions and (b) the denominator shall be (i) interest paid or payable, plus (ii) operating lease expense, plus (iii) scheduled amortization of long term debt (all as calculated in accordance with GAAP). This covenant will be measured on a rolling 4-quarter basis.

7.2      TOTAL FUNDED DEBT. Borrower shall maintain at all times the ratio of total funded debt (excluding the Questar Note and as calculated in accordance with GAAP) to EBITDA (the “Total Funded Debt Ratio”), measured as of the last day of each fiscal quarter of Borrower using EBITDA for the four quarters then ended, of not more than 4.75 to 1 for the second, third and fourth quarters of Borrower’s fiscal year ending December 31, 2007; 4.00 to 1 for the first and second quarters of

Borrower’s fiscal year ending December 31, 2008; and 3.50 to 1 for the third quarter of Borrower’s fiscal year ending December 31, 2008 and thereafter.

7.3      NET WORTH. Borrower shall maintain at all times a Net Worth not less than the sum of (i) Six Million Dollars ($6,000,000.00) plus (ii) fifty percent (50%) of the cumulative quarterly net income from and after May 31, 2005, with no deduction for any quarterly net loss, measured on as of the last day of each fiscal quarter of Borrower (all as calculated in accordance with GAAP).

ARTICLE 8. NEGATIVE COVENANTS

Borrower further covenants that so long as Lender remains committed to extend credit to Borrower pursuant hereto, or any Obligations (liquidated or unliquidated) of Borrower to Lender under any of the Loan Documents remain outstanding, and until payment in full of all Obligations of Borrower subject hereto, Borrower will not without Lender’s prior written consent:

8.1      USE OF FUNDS. Use any of the proceeds of the Line of Credit hereunder except for the purposes stated in Section 2.1(c) hereof.

8.2      MATERIAL AGREEMENTS. (a) Enter into, surrender or terminate any material agreement to which it is a party (unless the other party thereto is in material default and the termination of such agreement would be commercially reasonable), (b) significantly increase or consent to the significant increase of the amount of any charges under any material agreement to which it is a party, except as provided therein or on an arms’-length basis and commercially reasonable terms; or (c) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under any material agreement to which it is a party in any material respect, except on an arms’-length basis and commercially reasonable terms.

8.3      ACCOUNTING METHOD. Modify or change its method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower’s accounting records without said accounting firm or service bureau agreeing to provide Lender information regarding Borrower’s financial condition.

8.4      OTHER INDEBTEDNESS. Create, incur, assume or permit to exist any Indebtedness resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (a) the Obligations of Borrower to Lender, (b) the Questar Note, (c) any Indebtedness resulting from borrowings in the ordinary course of Borrower’s business, in an amount not to exceed $50,000.00 for any single borrowing and $150,000.00 for all such borrowings in the aggregate; and (d) any other Indebtedness of Borrower existing as of, and disclosed to Lender prior to, the date hereof.

8.5      MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Merge into or consolidate with any other entity; make any substantial change in the nature of Borrower’s business as conducted as of the date hereof; acquire all or substantially all of the assets of any other entity; nor sell, lease, transfer or otherwise dispose of all or a substantial or material portion of Borrower’s assets except in the ordinary course of its business.

8.6      GUARANTIES. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower as security for, any liabilities or obligations of any other person or entity, except any of the foregoing in favor of Lender.

ARTICLE 9. DEFAULTS AND REMEDIES

9.1      DEFAULT. The occurrence of any one or more of the following shall constitute an event of default (“Default”) under this Agreement and the other Loan Documents:

(a)       Borrower shall fail to pay when due any principal, interest, fees or other amounts payable under any of the Loan Documents; or

(b)      Any financial statement or certificate furnished to Lender in connection with, or any representation or warranty made by Borrower or any other party under this Agreement or any other Loan Document, shall prove to be incorrect, false or misleading in any material respect when furnished or made; or

(c)       Any default in the performance of or compliance with any obligation, agreement or other provision contained herein or in any other Loan Document (other than those referred to in subsections (a) and (b) above), and with respect to any such default which by its nature can be cured, such default shall continue for a period of twenty (20) days from its occurrence; or

(d)      Any default in the payment or performance of any obligation, or the occurrence of any defined event of default, under the terms of any contract or instrument (other than any of the Loan Documents) pursuant to which Borrower has incurred any debt or other liability to any person or entity, including any Lender; or

(e)       The filing of a notice of judgment lien against Borrower; or the recording of any abstract of judgment against Borrower in any county in which Borrower has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Borrower; or the entry of a judgment against Borrower; or

(f)       Borrower shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall make a general assignment for the benefit of creditors; Borrower shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Code, or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower, or Borrower shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower shall be adjudicated a bankrupt, or an order for relief shall be entered against Borrower by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors; or

(g)      Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the property of Borrower which, when taken together with all other property of Borrower so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a substantial portion of such property; or

(h)      Borrower, or any Person on behalf of Borrower, shall claim or assert that the Loan Documents are not legal, valid and binding agreements enforceable against Borrower in accordance with their respective terms; or the Loan Documents shall in any way be terminated (except in accordance with their terms) or become or be judicially declared ineffective or inoperative or shall in any way cease to give or provide the respective liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby; or

(i)        Any material litigation or proceeding is commenced before any Governmental Authority against or affecting the Borrower or any other property of the Borrower or any part thereof and such litigation or proceeding is not defended diligently and in good faith by the Borrower; or

(j)        Commencement of any action or proceeding which seeks as one of its remedies the dissolution of Borrower and such action or proceeding is not defended diligently and in good faith by Borrower, or a final judgment is entered against Borrower decreeing the dissolution of Borrower; or

(k)       Any Person shall obtain an order or decree in any court of competent jurisdiction enjoining or prohibiting Lender, or Borrower from carrying out the terms and conditions of any of the Loan Documents; in either case, if such order or decree is not vacated or stayed within ten (10) days after Borrower receives written notice of the filing thereof; or

(l)        Borrower assigns this Agreement, any of the other Loan Documents, any Advance or any right to receive an Advance under this Agreement in violation of Section 10.11; or

(m)      Borrower fails to pay any Rate Management Obligation when due or the breach by the Borrower of any term, provision or condition contained in any Rate Management Transaction or any transaction of the type described in the definition of “Rate Management Transactions,” whether or not any Lender or Affiliate of a Lender is a party thereto; or

(n)      Any default shall occur under the Questar Note; or

(o)      There shall exist or occur any event or condition which impairs, or is substantially likely to impair, the prospect of payment or performance by Borrower of its obligations under any of the Loan Documents.

9.2      ACCELERATION UPON DEFAULT; REMEDIES

(a)       Upon the occurrence of any Default described in Section 9.1(f) with respect to Borrower, the obligation, if any, of Lender to make Advances hereunder or extend any further credit under any of the Loan Documents shall automatically terminate and the Obligations shall immediately become due and payable without presentment, demand, protect or notice of dishonor, all of which are hereby expressly waived by Borrower, without any election or action on the part of Lender. Upon the occurrence of any other Default, (i) Lender may declare all Obligations of Borrower under each of the Loan Documents, any term thereof to the contrary notwithstanding, and without notice to be immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by Borrower; (ii) the obligation, if any, of Lender to make Advances hereunder or extend any further credit under any of the Loan Documents shall immediately cease and terminate; and (iii) Lender shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to appoint a receiver, resort to any or all security for any credit subject hereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Lender may be exercised at any time by Lender and from time to time after the occurrence of a Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

(b)      In addition to the actions set forth in clause (a) above, upon the occurrence of a Default, Lender may exercise any and all of the rights and remedies provided under any and all of the Loan Documents as specified therein, including (i) the right to appoint a receiver; (ii) the right of Lender to apply any of Borrower’s funds in their possession to the outstanding Obligations, whether or not such Obligations are then due and payable; (iii) the right of Lender to perform Borrower’s obligations under this Agreement; (iv) to the extent permitted by law, the right of Lender to add any accrued but unpaid interest on the Obligations from time to time to principal and charge interest on such capitalized interest from the date it is added to principal until it is paid in full; and (v) the right of Lender to charge interest on any or all of the Obligations at the Default Rate, provided the Default Rate will not exceed the maximum rate permitted by applicable law under any circumstances. All sums expended by Lender for the foregoing purposes, or in the exercise of the foregoing rights and remedies (including attorneys’ fees and costs) shall be deemed to have been disbursed to and borrowed by Borrower and shall be evidenced by the Loan Documents.

9.3      RIGHT OF LENDER TO TAKE CERTAIN ACTIONS; POWER OF ATTORNEY. Without in any way limiting Lender’s other rights and remedies under this Agreement and the other Loan Documents, in the event of a Default, Borrower hereby constitutes and appoints Lender, or independent contractors selected by Lender, as its true and lawful attorney-in-fact with full power of substitution, for the purposes of performing Borrower’s obligations under this Agreement and the other Loan Documents, in the name of Borrower. It is understood and agreed that the foregoing power of attorney shall be deemed to be a power coupled with an interest which cannot be revoked until the repayment in full in cash of the Obligations and the termination of the Commitment. Borrower acknowledges that Lender may (but is not obligated to) exercise any of the foregoing powers. All sums expended by Lender for the foregoing purposes, or in the exercise of the foregoing rights and remedies (including attorneys’ fees and costs), shall be deemed to have been disbursed to and borrowed by Borrower and shall be evidenced by the Loan Documents.

9.4      APPLICATION OF PAYMENTS AFTER DEFAULT. From and after the date on which Lender has taken any action pursuant to this Article 9 and until all of the Obligations have been paid in full, any and all proceeds or other funds received by Lender from (i) Borrower or any other Person, or (ii) the exercise of any other right or remedy by Lender, shall, in each case, be applied as follows:

(a)       first, to pay late charges and to pay or reimburse Lender for out-of-pocket costs, expenses and disbursements (including (i) reasonable attorneys’ fees and legal expenses actually incurred by Lender in connection with exercising their rights and remedies and collecting any Obligations and (ii) Advances or disbursements made subsequent to a Default by Lender pursuant to the terms of this Agreement or any of the other Loan Documents);

(b)      second, to the repayment of all of the Obligations in any order determined by Lender; and

(c)       the balance, if any, as required by law.

9.5      REPAYMENT OF FUNDS ADVANCED. Any funds expended by Lender in the exercise of its rights or remedies under this Agreement and the other Loan Documents shall be payable to Lender upon demand, together with interest at the rate applicable to the principal balance of the Note from the date the funds were expended.

9.6      RIGHTS CUMULATIVE, NO WAIVER. All Lender’s rights and remedies provided in this Agreement and the other Loan Documents, together with those granted by law or at equity, are cumulative and may be exercised by Lender at any time. Lender’s exercise of any right or remedy shall not constitute a cure of any Default unless all sums then due and payable to Lender under the Loan Documents are repaid and Borrower has cured all other Defaults. No waiver shall be implied from any failure of Lender to take, or any delay by Lender in taking, action concerning any Default or failure of condition under the Loan Documents, or from any previous waiver of any similar or unrelated Default or failure of condition. Any waiver or approval under any of the Loan Documents must be in writing and shall be limited to its specific terms.

ARTICLE 10. MISCELLANEOUS PROVISIONS

10.1    AMENDMENTS AND WAIVERS. Except as otherwise expressly provided in this Agreement, (i) any consent or approval required or permitted by this Agreement or in any Loan Document to be given by Lender may be given, (ii) any term of this Agreement or of any other Loan Document may be amended, (iii) the performance or observance by the Borrower or any other Lender of any terms of this Agreement or such other Loan Document, and (iv) the continuance of any Default may be waived with, but only with, the written consent of Lender.

10.2    INDEMNITY. BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS (THE “INDEMNIFIED PARTIES”) FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND EXPENSES) WHICH ANY OF THE INDEMNIFIED PARTIES MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF: (a) THE PURPOSE TO WHICH BORROWER APPLIES THE LINE OF CREDIT PROCEEDS; (b) THE FAILURE OF BORROWER TO PERFORM ANY OBLIGATIONS AS AND WHEN REQUIRED BY THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; OR (c) ANY FAILURE AT ANY TIME OF ANY OF BORROWER’S REPRESENTATIONS OR WARRANTIES TO BE TRUE AND CORRECT. BORROWER SHALL IMMEDIATELY PAY TO ANY OF THE INDEMNIFIED PARTIES UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE NOTE. BORROWER’S DUTY AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS THE INDEMNIFIED PARTIES SHALL SURVIVE CANCELLATION OF THE NOTE.

10.3    FORM OF DOCUMENTS. The form and substance of all documents, instruments, and forms of evidence to be delivered to Lender under the terms of this Agreement and any of the other Loan Documents shall be subject to Lender’s approval and shall not be modified, superseded or terminated in any respect without Lender’s prior written approval.

10.4    NO THIRD PARTIES BENEFITED. No person other than Lender and Borrower and their permitted successors and assigns shall have any right of action under any of the Loan Documents. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

10.5    NOTICES. Except as otherwise stated in this Agreement, all notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address or facsimile number:

BORROWER:	Consonus Acquisition Corp. 445 Park Avenue, 20th Floor New York, New York 10022 Attn: Nana Baffour Facsimile No. (212) 792-0958

LENDER:	U.S. Bank National Association PD-UT-GT6 170 S. Main Street, 6th Floor Salt Lake City, Utah 84101 Attn: Nicholas Hintze Facsimile No. (801) 534-6008

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by facsimile, upon receipt.

10.6    ACTIONS. Borrower agrees that Lender, in exercising the rights, duties or liabilities of Lender or Borrower under the Loan Documents, may commence, appear in or defend any action or proceeding purporting to affect the Loan Documents and Borrower shall immediately reimburse Lender upon demand for all such expenses so incurred or paid by Lender, including, without limitation, reasonable attorneys’ fees and expenses and court costs.

10.7    RELATIONSHIP OF PARTIES. The relationship of Borrower and Lender under the Loan Documents is, and shall at all times remain, solely that of borrower and lender, and Lender does not undertake nor assume any responsibility or duty to Borrower or to any third party, except as expressly provided in this Agreement and the other Loan Documents. Lender shall not have any fiduciary responsibilities to Borrower. Lender undertakes no responsibility to Borrower to review or inform Borrower of any matter in connection with any phase of Borrower’s business or operations. Borrower agrees that Lender shall not have liability to Borrower (whether sounding in tort, contract or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of Lender. Lender shall not have any liability with respect to, and Borrower hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

10.8    DELAY OUTSIDE LENDER’S CONTROL. Lender shall not be liable in any way to Borrower or any third party for Lender’s failure to perform or delay in performing under the Loan Documents (and Lender may suspend or terminate all or any portion of Lender’s obligations under the Loan Documents) if such failure to perform or delay in performing results directly or indirectly from, or is based upon, the action, inaction, or purported action, of any Governmental Authority, or because of war, rebellion, insurrection, strike, lock-out, boycott or blockade (whether presently in effect, announced or in the sole judgment of Lender deemed probable), or from any Act of God or other cause or event beyond Lender’s control.

10.9    ATTORNEYS’ FEES AND EXPENSES; ENFORCEMENT. If any attorney is engaged by Lender to enforce or defend any provision of this Agreement, any of the other Loan Documents or Other Related Documents, or as a consequence of any Default under the Loan Documents, with or without the filing of any legal action or proceeding, and including, without limitation, any fees and expenses incurred in any bankruptcy proceeding of the Borrower, then Borrower shall immediately pay to Lender, upon demand, the amount of all reasonable attorneys’ fees and expenses and all costs incurred by Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of the Note as specified therein.

10.10 IMMEDIATELY AVAILABLE FUNDS. Unless otherwise expressly provided for in this Agreement, all amounts payable by Borrower to Lender shall be payable only in United States currency, immediately available funds.

10.11 SUCCESSORS AND ASSIGNS.

(a)       Generally. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of is rights or obligations under the Loan Documents without the prior written consent of Lender (and any such assignment or transfer to which Lender has not consented shall be void).

(b)      Lender Assignments, Participations. Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Lender’s rights and benefits under each of the Loan Documents. In connection therewith, Lender may disclose all documents and information which Lender now has or may hereafter acquire relating to any credit subject hereto, Borrower or its business, or any Collateral required hereunder.

10.12 SETOFF. In addition to any rights now or hereafter granted under applicable law but subject to any limitations that may be imposed by applicable law and not by way of limitation of any such rights, Lender is hereby authorized by Borrower, at any time or from time to time while a Default exists, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by Lender, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 9.2, and although such Obligations shall be contingent or unmatured.

10.13 CAPITAL ADEQUACY. If Lender reasonably determines that compliance with any law or regulation or with any guideline or request from any central bank or other governmental or quasi- governmental agency (whether or not having the force of law), including, without limitation, the Risk Based Capital Guidelines, affects or would affect the amount of capital required or expected to be maintained by Lender, or any corporation controlling Lender, as a consequence of, or with reference to, such Lender’s or such corporation’s commitments or its making or maintaining Advances below the rate which Lender or such corporation controlling Lender could have achieved but for such compliance (taking into account the policies of Lender or corporation with regard to capital), then Borrower shall, from time to time, within fifteen (15) calendar days after written demand by Lender, pay to Lender additional amounts sufficient to compensate Lender or such corporation controlling Lender to the extent that Lender reasonably determines such increase in capital is allocable to Lender’s obligations hereunder. A certificate as to such amounts, submitted to Borrower by Lender shall be conclusive and binding for all purposes, absent manifest error. As used herein, “Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled “International Convergence of Capital Measurements and Capital Standards,” including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

10.14 LENDER’S AGENTS. Lender may designate an agent or independent contractor to exercise any of Lender’s rights under this Agreement and any of the other Loan Documents. Any reference to Lender in any of the Loan Documents shall include, but only if applicable, Lender’s agents, employees or independent contractors. Borrower shall pay the costs of such agent or independent contractor either directly to such person or to Lender in reimbursement of such costs, as applicable.

10.15 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

10.16 SEVERABILITY. If any provision or obligation under this Agreement and the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from the Loan Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of the Loan Documents, provided, however, that if the rate of interest or any other amount payable under the Note or this Agreement or any other Loan Document, or the right of collectibility therefor, are declared to be or become invalid, illegal or unenforceable, Lender’s obligations to make Advances under the Loan Documents shall not be enforceable by Borrower.

10.17 HEIRS, SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided under the terms and conditions of this Agreement, the terms of the Loan Documents shall bind and inure to the benefit of the permitted heirs, successors and assigns of the parties.

10.18 TIME. Time is of the essence of each and every term of this Agreement and the other Loan Documents.

10.19 HEADINGS. All article, section or other headings appearing in this Agreement and any of the other Loan Documents are for convenience of reference only and shall be disregarded in construing this Agreement and any of the other Loan Documents.

10.20 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Utah. Borrower and all persons and entities in any manner obligated to Lender under the Loan Documents consent to the jurisdiction of any federal or state court within the State of Utah having proper venue and also consent to service of process by any means authorized by Utah or federal law.

10.21 INTEGRATION; INTERPRETATION. The Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Lender in writing.

10.22 JOINT AND SEVERAL LIABILITY OF BORROWING PARTIES. The liability of all persons and entities obligated as Borrower in any manner to Lender under this Agreement and any of the Loan Documents shall be joint and several.

10.23 COUNTERPARTS. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

10.24 CONFIDENTIALITY PROVISION. Subject to the terms of any confidentiality or similar agreement between Lender and Borrower and/or its Affiliates, the parties hereto acknowledge and agree that (i) any obligations of confidentiality contained herein and therein do not apply and have not applied from the commencement of discussions between the parties to the tax treatment or tax structure of the transactions contemplated by the Loan Documents (and any related transactions or arrangements), and (ii) each party (and each of its employees, representatives, or other agents) may disclose to any and all parties as required, without limitation of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure, all within the meaning of Treasury Regulations Section 1.6011-4; provided, however, that each party recognizes that the privilege each has to maintain, in its sole discretion, the confidentiality of a communication relating to the transactions contemplated by the Loan Documents, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Internal Revenue Code, is not intended to be affected by the foregoing.

10.25 SURVIVAL OF REPRESENTATIONS. All representations and warranties of Borrower contained in this Agreement shall survive the making of the Advances herein contemplated until all Obligations under this Agreement have been paid and satisfied in full.

10.26 NO BORROWER SET-OFF. All Obligations shall be paid by Borrower without notice (except for such notice as may be expressly required hereunder or under the other Loan Documents), demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the Obligations shall in no way be released, discharged or otherwise affected (except as expressly provided herein) by reason of: (a) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to

Lender, or any action taken with respect to this Agreement by any trustee or receiver of Lender, or by any court, in any such proceeding; (b) any claim that Borrower has or might have against Lender; (c) any default or failure on the part of Lender to perform or comply with any of the terms of the Loan Documents or of any other agreement with Borrower; or (d) any other occurrence whatsoever, whether similar or dissimilar to the foregoing; in each case, whether or not Borrower shall have notice or knowledge of any of the foregoing. Borrower waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any Obligation.

10.27 STATUTE OF FRAUDS. PURSUANT TO UTAH CODE. ANN. §25-5-4, BORROWER IS NOTIFIED THAT THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

10.28 BROKERS. Borrower and Lender represent to each other that neither of them knows of any brokerage commissions or finders’ fee due or claimed with respect to the transaction contemplated hereby. Borrower and Lender shall indemnify and hold harmless the other party for, from and against any and all loss, damage, liability, or expense, including costs and reasonable attorney fees, which such other party may incur or sustain by reason of or in connection with any misrepresentation by the indemnifying party with respect to the foregoing.

10.29 INCONSISTENCIES WITH THE LOAN DOCUMENTS. In the event of any inconsistencies between any terms of this Agreement and any terms of any of the Loan Documents, the terms of this Agreement shall govern and prevail.

10.30 INTERPRETATION

(a)       References to the plural include the singular, the plural, the part and the whole; “or” has the inclusive meaning represented by the phrase “and/or”; and “including” has the meaning represented by the phrase “including without limitation”.

(b)      The words “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document.

(c)       Reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or the other Loan Documents, as the case may be.

(d)      Reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated.

10.31 ACTIONS BY LENDER. Unless otherwise expressly provided in this Agreement, all determinations, consents, approvals, disapprovals, calculations, requirements, requests, acts, actions, elections, selections, opinions, judgments, options, exercise of rights, remedies or indemnities, satisfaction of conditions or other decisions of or to be made by or on behalf of Lender under this Agreement or any of the other Loan Documents shall be made in the sole and absolute discretion of Lender.

10.32 PATRIOT ACT NOTIFICATION. The following is provided to Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for Borrower: When Borrower opens and account, if Borrower is an individual, Lender will ask for Borrower’s name, residential address, tax identification number, date of birth, and other information that will allow Lender to identify Borrower, and, if Borrower is not an individual, Lender will ask for Borrower’s name, tax identification number, business address, and other information that will allow Lender to identify Borrower. Lender may also ask, if Borrower is an individual, to see Borrower’s driver’s license or other identifying documents, and, if Borrower is not an individual, to see Borrower’s legal organizational documents or other identifying documents.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the date appearing on the first page of this Agreement.

“LENDER”

U.S. BANK NATIONAL ASSOCIATION,

By:	/s/ Nicholas Hintze
Name: Nicholas Hintze
Title: Vice President

“BORROWER”

CONSONUS ACQUISITION CORP., a Delaware corporation

By:	/s/ Daniel S. Milburn
Name: Daniel S. Milburn
Title: Chief Operating Officer

EXHIBIT A

EXHIBIT A - DOCUMENTS

Exhibit A to CREDIT AGREEMENT between CONSONUS ACQUISTION CORP., a Delaware corporation, as “Borrower”, and U.S. BANK NATIONAL ASSOCIATION, as “Lender”, dated as of May 31, 2005 (“Agreement”).

1.         Loan Documents. The documents listed below, numbered 1.1 through 1.15, inclusive, and amendments, modifications and supplements thereto which have received the prior written consent of Lender, together with any documents executed in the future that are approved by Lender and that recite that they are “Loan Documents” for purposes of this Agreement are collectively referred to herein as the Loan Documents.

1.1      This Agreement.

1.2      The Line of Credit Note dated May 31, 2005 in the original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00) made by Borrower payable to the order of Lender.

1.3      The Term Note dated May 31, 2005 in the original principal amount of Ten Million Five Hundred Thousand Dollars ($10,500,000.00) made by Borrower payable to the order of Lender

1.4      The Term Note dated November 19, 2007 in the original principal amount of One Million Eight Hundred Sixty-One Thousand Dollars ($1,861,000.00) made by Borrower payable to the order of Lender

1.5      Deed of Trust, Assignment of Leases and Rents, Security Agreement, and Fixture Filing dated May 31, 2005, executed by Borrower, as Trustor, to Metro National Title Company, as Trustee, for the benefit of Lender, as Beneficiary, with respect to property located at 7202 South Campus View Drive, West Jordan, Utah 84084.

1.6      Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement, and Fixture Filing dated May 31, 2005, executed by Borrower, as Trustor, to Metro National Title Company, as Trustee, for the benefit of Lender, as Beneficiary, with respect to property located at 118 South 1000 West, Salt Lake City, Utah.

1.7      Collateral Assignment of Lease; Attornment, and Nondisturbance Agreement dated May 31, 2005, executed by Questar Gas Company, as landlord, Borrower, as tenant, and Lender, with respect to property located at 180 East 100 South, Salt Lake City, Utah.

1.8      Collateral Assignment of Lease, Attornment and Nondisturbance Agreement of even date herewith, executed by LabOne, Inc., as landlord, Borrower, as tenant, and Lender, with respect to property located at 2282 South Presidents Drive, Salt Lake City, Utah.

1.9      Amended and Restated Security Agreement of even date herewith, executed by Borrower in favor of Lender.

1.10    Amended and Restated Assignment of Material Contracts of even date herewith, executed by Borrower in favor of Lender.

1.11    Pledge and Security Agreement of even date herewith, executed by Borrower in favor of Lender.

1

EXHIBIT A

1.12    State of Utah Uniform Commercial Code - Financing Statement - Form UCC-1, naming Borrower as Debtor and Lender as Secured Party.

1.13    Corporate Borrowing Resolution dated May 31, 2005 herewith certified by Johnson Kachidza as Vice President and Treasurer of Borrower.

1.14    Landlord’s Estoppel Certificate and Agreement dated May 31, 2005, executed by Questar Gas Company, as Landlord, and Lender, with respect to premises located at 180 East 100 South, Salt Lake City, Utah.

1.15    Landlord’s Estoppel Certificate and Agreement of even date herewith, executed by LabOne, Inc, as Landlord, and Lender, with respect to premises located at 2282 South Presidents Drive, Salt Lake City, Utah.

1.16    Subordination and Standstill Agreement dated May 31, 2005, executed by Borrower, Questar Corporation, and Lender.

Other Related Documents (Which Are Not Loan Documents):

i.         Hazardous Materials Indemnity Agreement dated May 31, 2005, executed by Borrower in favor of Lender.

2

EXHIBIT B –FORM OF DRAW REQUEST

Exhibit B to AMENDED AND RESTATED CREDIT AGREEMENT between CONSONUS ACQUISITION CORP., a Delaware corporation, as “Borrower”, and U.S. BANK NATIONAL ASSOCIATION, as “Lender”, dated as of November 19, 2007 (“Agreement”).

Draw Request

Date of request:

Draw amount requested:	$

I/we, of the Consonsus Acquisition Corp., hereby authorize the Advance as requested above on our Line of Credit; Customer #                    ; Loan #      , governed by that certain Amended and Restated Credit Agreement dated as of November 19, 2007 (the “Credit Agreement”) to be deposited into the Account. Signed Draw Requests delivered and received via fax to U.S. Bank’s Commercial Customer Service at (     )     -          on or before noon Mountain time on a Business Day will cause funds to be deposited into the Account that same Business Day. Capitalized terms used herein but not defined shall have the meanings given such terms in the Credit Agreement

Authorization:	(Signed)

(Printed Name)

(Title)

NOTE:	Three duly authorized signers include:

1

TERM NOTE

$1,861,000.00	dated as of November 19, 2007

FOR VALUE RECEIVED, CONSONUS ACQUISITION CORP., a Delaware corporation (“Borrower”), HEREBY PROMISES TO PAY to the order of U.S. BANK NATIONAL ASSOCIATION (“Lender”) the principal sum of ONE MILLION EIGHT HUNDRED SIXTY-ONE THOUSAND AND NO/100THS DOLLARS ($1,861,000.00); or if less, the aggregate unpaid principal amount of all Advances disbursed by Lender under the 2007 Term Loan pursuant to the requirements set forth in the Amended and Restated Credit Agreement of even date herewith (as amended, supplemented or restated from time to time the “Credit Agreement”), between Borrower and Lender, together with interest on the unpaid principal balance hereof at the rate (or rates) determined in accordance with Section 2.6 of the Credit Agreement from the date such principal is advanced until it is paid in full.

This Note is the 2007 Term Note referred to in and governed by the Credit Agreement, which Credit Agreement, among other things, contains provisions for the acceleration of the maturity hereof and for the payment of certain additional sums to Lender upon the happening of certain stated events. Capitalized terms used in this Note without definition have the same meanings as in the Credit Agreement.

Borrower shall make payments to reduce the outstanding principal of this Note in accordance with Section 2.3 of the Credit Agreement. The remaining outstanding principal amount of this Note, unless accelerated in accordance with Credit Agreement as described below, if not sooner paid, will be due and payable, together with all accrued and unpaid interest and other amounts due and unpaid under the Credit Agreement, on November 19, 2014.

Interest on the term loan evidenced by this Note is payable in arrears on the first Business Day of each month during the term of the Credit Agreement, commencing with the first Business Day of December, 2007. Interest will be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of three hundred sixty (360) days. The Credit Agreement provides for the payment by Borrower of various other charges and fees, in addition to the interest charges described in the Credit Agreement, as set forth more fully in the Credit Agreement.

All payments of any amount becoming due under this Note shall be made in the manner provided in the Credit Agreement, in Dollars.

Borrower may pre-pay the sums due under this Note, in whole or in part, at any time from time to time, without penalty or premium.

Upon and after the occurrence of a Default, unless such Default is waived as provided in the Credit Agreement, this Note may, at the option of Lender and without further demand, notice or legal process of any kind, be declared by Lender, and in such case immediately shall become, due and payable. Upon and after the occurrence of certain Defaults, this Note shall, without any action by Lender and without demand, notice or legal process of any kind, automatically and immediately become due and payable.

Demand, presentment, protest and notice of nonpayment and protest, notice of intention to accelerate maturity, notice of acceleration of maturity and notice of dishonor are hereby waived by Borrower. Subject to the terms of the Credit Agreement, Lender may extend the time of payment of this Note, postpone the enforcement hereof, grant any indulgences, release any party primarily or secondarily liable hereon or agree to any subordination of Borrower’s obligations hereunder without affecting or diminishing Lender’s right of recourse against Borrower, which right is hereby expressly reserved.

 This Note has been delivered and accepted at Salt Lake City, Utah. This Note shall be interpreted in accordance with, and the rights and liabilities of the parties hereto shall be determined and governed by, the laws of the State of Utah.

All notices or other communications required or permitted to be given pursuant to this Note shall be given to the Borrower or Lender at the address and in the manner provided for in the Credit Agreement.

In no contingency or event whatsoever shall interest charged in respect of the term loan evidenced hereby, however such interest may be characterized or computed, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, Lender shall, at Lender’s election, either (a) promptly refund such excess interest to Borrower or (b) credit such excess to the principal balance hereof. This provision shall control over every other provision of all agreements between Borrower and Lender.

The terms of this Note may be amended only in writing signed by Borrower and Lender. This Note, together with the other Loan Documents, constitutes and contains the entire agreement between the parties regarding the subject matter hereof, and supercedes and replaces all prior agreements, promises and understandings, whether written or oral, proposed or otherwise, regarding the subject matter hereof.

Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

CONSONUS ACQUISTION CORP., a Delaware corporation

By:	/s/ Daniel S. Milburn
Daniel S. Milburn
Chief Operating Officer

2

COLLATERAL ASSIGNMENT OF LEASE;
ATTORNMENT, AND
NONDISTURBANCE AGREEMENT

THIS COLLATERAL ASSIGNMENT OF LEASE; ATTORNMENT, AND NONDISTURBANCE AGREEMENT (this “Agreement) is entered into as of November 19, 2007, by BOYD ENTERPRISES UTAH, L.L.C., a Utah limited liability company (“Landlord”); CONSONUS ACQUISITON CORP., a Delaware corporation (“Tenant”), and U.S. BANK NATIONAL ASSOCIATION (“Lender”) (individually, a “Party” and collectively, the “Parties”).

RECITALS

A.       Pursuant to that certain lease dated as of July, 2004, as assigned by that certain Assignment and Assumption of Lease dated November 19, 2007 (the “Lease”), Tenant leases certain premises in a building on real property located at 2282 South Presidents Drive, Salt Lake City, Utah and more particularly described on Exhibit A attached hereto (the “Premises”), from Landlord.

B.        Pursuant to that certain Amended and Restated Credit Agreement of even date herewith (the “Credit Agreement”), between Tenant, as borrower, and Lender, Lender has agreed, among other things, to extend a term loan (the “Loan”) to Borrower to be used to retrofit the Premises as a data center and purchase equipment therefor, which Loan will be evidenced by a promissory note executed by Borrower in favor of Lender (the “Note”). Capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Credit Agreement.

C.        Lender has required the execution of this Agreement by Tenant and Landlord as a condition to Lender’s obligation to make the Loan.

NOW, THEREFORE, for good and sufficient consideration and to induce Lender to make the Loan, the Parties agree as follows:

1.         ASSIGNMENT. As security for the Loan, Tenant hereby presently and absolutely transfers, assigns and sets over to Lender all Tenant’s right, title and interest in and under the Lease. Tenant represents to Lender that Tenant has not previously assigned its rights in the Lease to any party. This Assignment shall inure to the benefit of Lender and its successors and assigns as security for the payment of principal and interest due under the Note and the performance of the covenants of Tenant as Borrower under the Loan Documents.

2.         REMEDIES OF LENDER. Upon the happening of a Default, (i) Lender may, at its option, enter and take possession of the Premises and may perform all acts necessary for the operations and maintenance of the Premises, and (ii) Lender shall have full power to do anything that Tenant may do under the Lease. Possession of the Premises by Lender or the exercise by Lender of any other rights of Tenant under the Lease pursuant to this paragraph shall not release Tenant from any of its obligations to Lender under the Loan Documents, and shall not deprive Lender of any remedy to which it is entitled by agreement, at law, or otherwise.

3.         TENANT’S COMPLIANCE WITH THE LEASE. Tenant shall comply fully with all of the terms, conditions and provisions of the Lease, and shall not take any action or engage in any activity which would give rise to any right of Landlord to terminate the Lease.

4.         LANDLORD’S ACKNOWLEDGMENT. Landlord acknowledges and consents to the assignment to Lender of the interests of Tenant under the Lease as set forth herein.

1

5.         NOTICE OF DEFAULT. Landlord will notify Lender in writing concurrently with any notice given to Tenant of any default by Tenant under the Lease, and Landlord agrees that Lender has the right (but not the obligation) to cure any breach or default specified in such notice within the time periods allowed for curing a default under the Lease, plus an additional thirty (30) days, and that Landlord shall not exercise any remedy under the Lease until such additional thirty (30) days have passed; provided, however, that Tenant acknowledges that Tenant shall remain liable to Landlord for the full performance by Tenant under the Lease (including, without limitation, the payment of rent) during such additional cure period afforded to Lender.

6.         ATTORNMENT AND NONDISTURBANCE.

(a) Attornment. Lender agrees that, should it take possession of the Property, by foreclosure or otherwise, it shall attorn to Landlord as its landlord, such attornment to be effective and self-operative, without the execution of any further instrument, upon Lender succeeding to Tenant’s interest in the Lease, except that each of Landlord, Tenant and Lender shall execute the form of Assignment and Assumption of Lease attached hereto as Exhibit B and incorporated herein by reference.

(b) Non-Disturbance. Landlord agrees that the leasehold interest of the lessee under the Lease shall not be extinguished or terminated by reason of Lender’s possession of the Property, by foreclosure or otherwise, but rather that the Lease shall continue in full force and effect, and Landlord shall recognize and accept Lender as the lessee under the Lease, subject to all the terms and conditions of the Lease.

7          MISCELLANEOUS.

(a) Successors and Assigns. The covenants in this Agreement shall be binding upon, and inure to the benefit of, the heirs, successors, and assigns of the Parties.

(b) Notices. All notices, demands or other communications required or permitted to be given pursuant to the provisions of this Agreement shall be in writing and shall be considered as properly given if delivered personally or sent by first class United States Postal Service mail, postage prepaid, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid. Notices so sent shall be effective three (3) days after mailing, if mailed by first class mail, and otherwise upon receipt at the address set forth below; provided, however, that non-receipt of any communication as the result of any change of address of which the sending Party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. For purposes of notice, the address of the Parties shall be:

LENDER:	U.S. Bank National Association PD-UT-GT6 170 S. Main Street, 6th Floor Salt Lake City, Utah 84101 Attn: Nicholas Hintze

TENANT:	CONSONUS ACQUISITION CORP. 445 Park Avenue, 20th Floor New York, NY 10022 Attn: Nana Baffour

LANDLORD:	Boyd Enterprises Utah, L.L.C. 1946 E. Edinger Santa Ana, California 92705 Attn: Willis Boyd

2

Any Party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days notice to the other Parties in the manner set forth hereinabove.

(c)       Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute and be construed as one and the same instrument.

(d)       Paragraph Headings. Paragraph headings in this Agreement are for convenience only and are not to be construed as part of this Agreement.

(e)       Amendment. This Agreement may be amended only by a writing signed by all the parties.

(f)        Entire Agreement. This Agreement, together with the Loan Documents, constitutes and contains the entire agreement between the parties regarding the subject matter hereof, and supercedes and replaces all prior agreements, promises, understandings, written or oral, proposed or otherwise, regarding the subject matter hereof.

(g)       Attorney’s Fees and Jurisdiction. In the event that any legal action or legal proceeding is brought to enforce or interpret this Agreement, the prevailing party in such action or proceeding shall be entitled to recover its attorneys’ fees, court costs, and consultant and expert witness fees reasonably incurred in such action or proceeding. Jurisdiction and venue for any such action or proceedings shall be in Salt Lake County, Utah.

[Signature Pages to Follow]

3

SIGNATURE PAGE FOR TENANT:

CONSONUS ACQUISITION CORP., a Delaware corporation

By	/s/ Daniel S. Milburn
Daniel S. Milburn
Chief Operating Officer

4

SIGNATURE PAGE FOR LENDER:

U.S. BANK NATIONAL ASSOCIATION

By	/s/ Nicholas Hintze
Name: Nicholas Hintze Title: Vice-President

5

SIGNATURE PAGE FOR LANDLORD:

BOYD ENTERPRISES UTAH L.L.C., a Utah limited liability company

By	/s/ Willis Boyd
Name: Willis Boyd Title: Managing Member

6

EXHIBIT A
Legal Description
Approximately 21,236 square feet in a one story building located in Salt Lake County and known as 2282 South Presidents Drive (THE HAYSE BLDG.), Unit A,B,C, West Valley City, Utah.

7

EXHIBIT B
Form of Assignment and Assumption of Lease

ASSIGNMENT AND ASSUMPTION OF LEASE

This Assignment and Assumption of Lease (collectively “Assignment”) is dated for reference purposes           , and is entered into by and between             , a            (“Landlord”), whose address is c/o           ,           , attention:            ;            (“Assignor”), whose address is           ;and            (“Assignee”), whose address is             , who agree as follows:

1.         Recitals. This Assignment is made with reference to the following facts and objectives:

1.1       Landlord and Assignor, or their respective predecessors in interest entered into a written lease dated            , which was thereafter amended by written amendments dated (collectively “Lease”) in which Landlord leased to Assignor and Assignor leased from Landlord the premises located at and commonly known as           , consisting of approximately              rentable square feet (“Premises”).

1.2       Assignor now desires to assign the Lease to Assignee pursuant to the terms of this Assignment.

2.         Effective Date of Assignment. The assignment in this Assignment shall take effect as of                                (“Effective Date”).

3.         Assignment and Assumption. Assignor assigns, sells, transfers and conveys to Assignee all of its right, title and interest in the Lease and the Premises, and Assignee accepts the assignment, sale, transfer and conveyance and assumes and agrees to perform from the Effective Date, as a direct obligation to Landlord, all of the provisions of the Lease arising from and after the Effective Date.

4.         Assignor’s Liability. Assignor shall remain fully, directly and primarily liable to Landlord for the performance of all of the provisions of the Lease by Assignee.

5.         Security Deposit, Pre-Paid Rent and Free Rent. Assignor and Assignee acknowledge and agree that the security deposit in the amount of $             held by Landlord on behalf of Assignor shall be refunded to Assignor upon execution of this Assignment by Assignor and Assignee. Assignor and Assignee further acknowledge and agree that any other prepaid rent or other sums, if any, held by Landlord on behalf of Assignor shall be held by Landlord for the account of Assignee and that there is no abated or free rent due Assignor or Assignee under the terms of the Lease. Should there be any prepaid rent, security deposit or abated or free rent due, Assignor hereby relinquishes and releases all right, title and interest in any prepaid rent or security deposit which Assignor or any predecessor of assignor may paid to Landlord and further transfers any such interest to Landlord or Assignee as the case may be.

6.         Conditions. Landlord’s consent to this Assignment is conditioned upon the following:

6.1       Payment of Landlord’s Attorney’s Fees. Assignor or Assignee shall deliver to Landlord, pursuant to the terms of the Lease, payment in the amount of $                as Landlord’s reasonable attorney’s fees in reviewing and documenting this Assignment.

8

7.         Compliance with Laws. Assignee acknowledges and agrees that the operation of Assignee’s business may involve the use of hazardous or toxic substances or materials (collectively “Hazardous Materials”) as defined in the Lease. Notwithstanding any covenants contained in the Lease, Assignee acknowledges and agrees that it will operate its business in the Premises in compliance with all rules and regulations promulgated by any governmental or quasi-governmental authority having jurisdiction over the use of Hazardous Materials.

8.         Amendments to Lease. Landlord and Assignee shall have the right to amend the Lease or enter into any agreement which would modify the obligations of the parties under the Lease without the consent of Assignor. Any such amendment or modification shall be binding upon Assignor during the term of the Lease or any extension thereof.

9.         Notice. The parties acknowledge and agree that from and after the Effective Date the addresses for notice as required by the Lease or this Assignment shall be as follows:

Landlord

c/o Boyd Enterprises
1946 East Edinger
Santa Ana, CA 92705
Attention: Willis Boyd, Jr.

Assignor

Assignee

10.       Successors. This Assignment shall be binding on and inure to the benefit of the parties and their successors, except that such restrictions upon assignment as are contained in the Lease shall continue to apply.

11.       Integration. This Assignment contains and embodies the full and complete understanding of the parties with regard to assignment and assumption of the Lease, including any and all representations, covenants, conditions and warranties; and no other agreements, understandings, representations, covenants, conditions or warranties have been made or relied upon in entering into the Assignment. All prior discussions and negotiations regarding the assignment and assumption of the Lease have been and are merged and integrated into, and are superseded by, the Assignment.

12.       Governing Law. This Assignment shall be governed by and construed under the internal laws of the State of Utah; not the law of conflicts.

9

13.       Paragraph Headings. The paragraph headings in the Assignment are for convenience of reference only and shall not limit or otherwise affect the meanings of those paragraphs.

14.       Counterparts. The Assignment may be executed in counterparts, each of which shall be deemed an original but which together shall constitute the same instrument.

15.       No Implied Waivers. The failure of either party at any time to enforce any provision of the Assignment, or to require performance under any provisions of the Assignment, shall not affect in any way that party’s right to enforce such provision or require full performance at any time thereafter. The waiver of any breach shall not be construed as a waiver of the provision.

16.       Severability. If any provision of this Assignment or any part of such provision is invalid or incapable of enforcement, for any reason, all other provisions and the remainder of any partially invalid provision shall remain in full force and effect, it being the parties’ intention that their conduct and obligations be governed, so far as possible, by the Assignment. No provision or part thereof shall be deemed dependent on any other part or provision, unless so expressed.

17.       Amendment. This Assignment may be amended at any time only by the written agreement of the parties. All amendments, changes, revisions and discharges of this Assignment, in whole or in part, and from time to time, shall be binding upon the parties despite any lack of legal consideration, so long as the same shall be in writing and executed by the parties.

18.       No Third Party Benefit. Except as otherwise set forth herein, this Assignment is intended to benefit only the parties hereto, and no other person or entity has or shall acquire any rights hereunder.

19.       Further Acts. Each party hereby agrees that it shall, upon request of the other, execute and deliver such further documents (in form and substance reasonably acceptable to the party to be charged) and to do such other acts and things as are reasonably necessary and appropriate to effectuate the terms and conditions of this Assignment.

20.       Voluntary Agreement; Authority. The parties have read this Assignment, and on advice of counsel, or following the opportunity to obtain such advice and the decision to proceed without it, they have freely and voluntarily entered into this Assignment.

21.       Conflicts with Lease. In the event of any conflict between the terms of the Lease and the terms of this Assignment, the terms of this Assignment shall control.

22.       Attorney’s Fees. In the event of any dispute arising from the interpretation or enforcement of this Assignment, the prevailing party in any action, arbitration or proceeding to interpret or enforce the terms of this Assignment shall receive its attorney’s fees and costs incurred therein.

23.       Estoppel. Assignor warrants, represents and certifies and to Landlord and Assignee that as of the date of this Amendment, (a) Landlord is not in default under the Lease, as amended by this Amendment, and (b) Assignor does not have any defenses or offsets to payment of rent and performance of its obligations under the Lease, as amended, if at all, by this Assignment, as and when the same become due.

[signatures on following page]

10

IN WITNESS WHEREOF the parties hereto have executed this Assignment as of the date first written above.

Landlord

By:
Name:
Its:

Assignor

a

By:
Name:
Its:

Assignor

a

By:
Name:
Its:

11

AMENDED AND RESTATED
SECURITY AGREEMENT

THIS AMENDED AND RESTATED SECURITY AGREEMENT (this “Agreement”) is made as of November 19, 2007, by CONSONUS ACQUISITION CORP., a Delaware corporation (“Borrower”), in favor of U.S. BANK NATIONAL ASSOCIATION (“Lender”).

RECITALS

A.       Pursuant to an Amended and Restated Credit Agreement of even date herewith, as the same may be amended, restated, modified or supplemented from time to time in accordance with the terms thereof (the “Credit Agreement”), Lender has agreed to extend to Borrower (i) a term loan in the original principal amount of TEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($10,500,000.00) (the “2005 Term Loan”), (ii) a term loan in the original principal amount of ONE MILLION EIGHT HUNDRED SIXTY-ONE THOUSAND DOLLARS ($1,861,000.00) (the “2007 Term Loan”), and (iii) a revolving line of credit in the maximum principal amount of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000.00) (the “Line of Credit” and, together with the 2005 Term Loan and the 2007 Term Loan, the “loans”), on the terms and conditions set forth in the Credit Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Credit Agreement.

B.        The Loans are or will be evidenced by (i) a Term Note, dated as of May 31, 2005, in the original principal amount of the 2005 Term Loan; (ii) a Term Note of even date herewith, in the original principal amount of the 2007 Term Loan; and (iii) a Line of Credit Note dated as of May 31, 2005, in the maximum principal amount of the Line of Credit (collectively, as they may be amended, restated, modified or supplemented from time to time in accordance with the terms thereof, the “Notes”).

C.        As a condition to making the Loans, Lender has required that Borrower grant to Lender a security interest in all assets of Borrower to secure the obligations of Borrower under the Credit Agreement, the Notes, and all other documents executed in connection therewith (collectively, the “Loan Documents”).

D.        This Agreement amends, restates, and supercedes in its entirety that certain Security Agreement, dated as of May 31, 2005, made by Borrower in favor of Lender.

NOW, THEREFORE, Borrower hereby covenants and agrees as follows:

1.         GRANT OF SECURITY INTEREST. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all the obligations of Borrower under the Loan Documents (the “Secured Obligations”), Borrower hereby grants, conveys and transfers to Lender a security interest in all of the property of Borrower described as follows (collectively, the “Collateral”):

1.1       all accounts or other rights to payment, whether or not evidenced by a contract, instrument, chattel paper or otherwise, and whether or not earned by performance;

1.2       all intellectual property, if any, including without limitation (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations or recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States or any State thereof; and (ii) all letters patent of the United States and all reissues and

1

extensions thereof, and all applications for letters patent of the United States;

1.3       all inventory of every type or description, wherever located, including, but not limited to, all raw materials, supplies, parts, components, containers, work in process, finished goods, wares and merchandise, and goods returned for credit, repossessed, reclaimed or otherwise reacquired by Borrower, and also including products of and accessions to inventory and packing and shipping materials, and all documents of title, whether negotiable or non-negotiable, representing any of the foregoing; and all books and records relating to any of the foregoing;

1.4       all warehouse receipts, bills of sale, bills of lading and other documents of every kind (whether or not negotiable) in which Borrower now has or at any time hereafter acquires any interest, and all additions and accessions thereto, whether in the possession or custody of Borrower, any bailee or any other person for any purpose;

1.5       all right, title and interest of Borrower under any contracts, instruments, undertakings, documents or other agreements in or under which Borrower may now or hereafter have any right, title or interest, including without limitation (i) all rights of Borrower to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of Borrower to damages arising out of or for breach or default in respect thereof, and (iii) all rights of Borrower to perform and to exercise all remedies thereunder;

1.6       all Borrower’s goods, tools, machinery and other equipment, furnishings, furniture and other equipment and fixtures of every kind now existing or hereafter acquired, and improvements, replacements, accessions and additions thereto, whether located on any property owned or leased by Borrower or elsewhere, including, without limitation, any of the foregoing now or at any time hereafter located at or installed on the land or in the improvements at any of the real property owned or leased by Borrower, and all such goods after they have been severed and removed from any of said real property;

1.7       all Borrower’s motor vehicles, trailers, mobile homes, boats, other rolling stock and related equipment of every kind now existing or hereafter acquired and all additions and accessories thereto, whether located on any property owned or leased by Borrower or elsewhere; and

1.8       all (i) proceeds (including insurance proceeds), products, substitutions and replacements of the above described Collateral, (ii) additions and accessions to and documents covering the above- described Collateral, (iii) claims against third parties arising out of damage, destruction, or decrease in value of the above-described Collateral, (iv) rents revenues, issues, profits, and proceeds arising from the sale, lease, license, encumbrance, collection or any other temporary or permanent disposition, whether voluntary or involuntary, of the above-described Collateral, and (v) all books and records relating to the above-described Collateral (collectively, “Proceeds”).

2.         RIGHT OF SETOFF. As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, acceleration, or otherwise) of all Secured Obligations, Borrower hereby grants, conveys, transfers and pledges all of Borrower’s right, title and interest in and to Borrower’s accounts with Lender (whether checking, savings, or other), including all accounts held jointly with another person or entity, and all accounts Borrower may open in the future, excluding however all IRA, Keogh and trust accounts. Borrower authorizes Lender, during the continuance of a Default, and to the extent permitted by applicable law, to charge or setoff all Obligations of Borrower under the Credit Agreement against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this paragraph. Lender shall provide Borrower notice of Lender’s exercise of this right immediately after such exercise.

3.         TERMINATION. This Agreement will terminate upon the performance of all Obligations of Borrower to Lender, including without limitation, the payment of all indebtedness of Borrower to Lender,

2

and the termination of all commitments of Lender to extend credit to Borrower, existing at the time Lender receives written notice from Borrower of the termination of this Agreement. Upon such termination, Lender agrees to take all necessary actions to evidence and effect the termination and release of the security interests granted hereunder, including, without limitation, the execution and delivery of UCC termination statements and the return of the Notes.

4.         OBLIGATIONS OF LENDER. Lender has no obligation to make any loans hereunder. Any money received by Lender in respect of the Collateral during the continuance of a Default or of any condition which, with the giving of notice or the passage of time or both, would become a Default may be deposited, at Lender’s option, into a non-interest bearing account over which Borrower shall have no control, and the same shall, for all purposes, be deemed Collateral hereunder.

5.         REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender that:

5.1       Borrower is and, except as expressly permitted herein, will remain, the owner, or have possession or control, of the Collateral and Proceeds;

5.2       Borrower has the right to grant a security interest in the Collateral and Proceeds;

5.3       all Collateral and Proceeds are free from liens, adverse claims, setoffs, default, prepayment and licenses of any kind or character, except the Permitted Liens;

5.4       no financing statement covering any of the Collateral or Proceeds, and naming any secured party other than Lender, is on file in any public office (other than the Permitted Liens);

5.5       the liens granted herein constitute perfected liens on the Collateral in favor of Lender, which are prior to all other liens on such Collateral created by Borrower, except for Permitted Liens, and which are enforceable as such against all creditors of and purchasers from Borrower (except for purchasers of inventory and finished goods in the ordinary course of business).

5.6       all statements by Borrower contained herein are true and complete in all material respects;

5.7       where Collateral consists of rights to payment, to Borrower’s knowledge, all persons appearing to be obligated on the Collateral and Proceeds have authority and capacity to contract and are bound as they appear to be, any property subject to chattel paper has been properly registered and filed in compliance with law and to perfect the interest of Borrower in such property, and, to Borrower’s knowledge, all such Collateral and Proceeds comply in all material respects with all applicable laws concerning form, content and manner of preparation and execution, including where applicable Federal Reserve Regulation Z and any State consumer credit laws;

5.8       where the Collateral consists of equipment, Borrower is not in the business of selling goods of the kind included within such Collateral, and Borrower acknowledges that no sale of any such Collateral, including without limitation, any such Collateral which Borrower may deem to be surplus, has been consented to or acquiesced in by Lender, except as specifically set forth herein or in writing by Lender;

5.9       Borrower is a corporation organized under the laws of the State of Delaware, and is qualified to do business in the State of Utah. The chief executive office of Borrower is located at:

445 Park Avenue, 20th Floor
New York, New York 10022

3

5.10     Borrower warrants that the Collateral (except goods in transit) is located or domiciled at the address of the chief executive office set forth above and the following additional addresses only:

118 South 1000 West
Salt Lake City, Utah 84104

180 East 100 South
Salt Lake City, Utah

7202 South Campus Drive
West Jordan, Utah

2282 South Presidents Drive
Salt Lake City, Utah

6.         COVENANTS OF BORROWER. Borrower covenants and agrees that from and after the date of this Agreement until the Secured Obligations are paid in full:

6.1       Borrower will pay all recordation costs and taxes incident to filing of financing statements and continuation statements and all other expenses, including reasonable attorneys’ fees, incident to perfecting Lender’s security interest in the Collateral.

6.2       At any time and from time to time upon Lender’s request, Borrower will endorse, execute and deliver to Lender all instruments and documents, including without limitation financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to liens created hereunder, loss payable endorsements for insurance policies, assignments of insurance policies and proceeds, and all related documentation of any kind, and do all things necessary or convenient in the sole discretion of Lender to carry into effect the provisions of this Agreement or to create, preserve or perfect any interest granted herein or to enable or assist the Lender to exercise and enforce its rights hereunder or in connection herewith, and to facilitate collection of the Collateral. Borrower authorizes Lender to file any charge, financing statement or continuation statement in such form, with or without Borrower’s signature, and in such places as may be appropriate. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any instrument or chattel paper, other than checks which Borrower deposits for collection within three business days of receipt, such instrument or chattel paper shall be immediately delivered to Lender, duly endorsed by Borrower in a manner satisfactory to Lender, to be held as Collateral pursuant to this Agreement.

6.3       Without the prior written notice to Lender, Borrower shall not change the location of an executive office or place of business, and Borrower shall advise Lender of any change in Borrower’s name.

6.4       Borrower shall not change the location of any Collateral or remove any of the Collateral from Borrower’s premises, except for (i) deliveries to buyers in the ordinary course of Borrower’s business; (ii) Collateral which consists of mobile goods as defined in the Uniform Commercial Code, in which case Borrower agrees not to remove or permit the removal of such Collateral from its state of domicile for a period in excess of thirty (30) calendar days; and (iii) moves contemplated by the transactions permitted under Section 6.7 hereof.

6.5       With regard to the Collateral and Proceeds, unless Lender agrees otherwise in writing, Borrower shall (i) where applicable, insure the Collateral with Lender as loss payee, in form, substance and amounts, under agreements, against risks and liabilities, and with insurance companies satisfactory to Lender; (ii) pay when due all license fees, registration fees and other charges in connection with any Collateral.

4

6.6       Borrower shall, where applicable, operate the Collateral in all material respects in accordance with all applicable statutes, rules and regulations relating to the use and control thereof, and shall not use any Collateral for any unlawful purpose or in any way that would void any insurance required to be carried in connection therewith.

6.7       Borrower shall not (i) permit any lien on the Collateral or Proceeds, including without limitation liens arising from repairs to or storage of the Collateral, except for the Permitted Liens; (ii) sell, hypothecate or dispose of, nor permit the transfer by operation of law of, any of the Collateral or Proceeds or any interest therein, except (a) sales of inventory and finished goods to buyers in the ordinary course of Borrower’s business, and (b) other sales or dispositions of Collateral not in the ordinary course of business but not in excess of Fifty Thousand Dollars ($50,000.00) in any fiscal year;

6.8       Borrower shall permit Lender to inspect the Collateral at any reasonable time upon reasonable prior notice, and without unreasonable interference to Borrower’s business, and will keep, in accordance with generally accepted accounting principles, consistently applied, complete and accurate records regarding all Collateral and Proceeds, and permit Lender to inspect the same and make copies thereof at any reasonable time;

6.9       Borrower shall provide any service and do any other acts which may be reasonably necessary to maintain, preserve and protect all Collateral and, as appropriate and applicable, to keep all Collateral in good and saleable condition, to deal with the Collateral in accordance with the standards and practices adhered to generally by users and manufacturers of like property.

7.         POWERS OF LENDER. Borrower appoints Lender its true attorney in fact to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement, and may be exercised from time to time by Lender’s officers, employees, and agents, or any of them: (a) to perform any obligation of Borrower hereunder in Borrower’s name or otherwise; (b) to give notice to account debtors or others of Lender’s rights in the Collateral and Proceeds, and if a Default has occurred, to enforce the same and make extension agreements with respect thereto; (c) if a Default has occurred, to release persons liable on Collateral or Proceeds and to give receipts and acquittances and compromise disputes in connection therewith; (d) if a Default has occurred, to release security; (e) if a Default has occurred, to resort to security in any order; (f) to prepare, execute, file, record or deliver notes, assignments, schedules, designation statements, financing statements, continuation statements, termination statements, statements of assignment, applications for registration or like papers to perfect, preserve or release Lender’s interest in the Collateral and Proceeds; (g) if a Default has occurred, to receive, open and read mail addressed to Borrower; (h) if a Default has occurred, to take cash, instruments for the payment of money and other property to which Lender is entitled; (i) to verify facts concerning the Collateral and Proceeds by inquiry of obligors thereon, or otherwise, in its own name or a fictitious name; (j) if a Default has occurred, to endorse, collect, deliver and receive payment under instruments for the payment of money constituting or relating to Proceeds; (k) if a Default has occurred, to prepare, adjust, execute, deliver and receive payment under insurance claims, and to collect and receive payment of and endorse any instrument in payment of loss or returned premiums or any other insurance refund or return, and to apply such amounts received by Lender, at Lender’s sole option, toward repayment of the Secured Obligations or, where appropriate, replacement of the Collateral; (l) if a Default has occurred, to exercise all rights, powers and remedies which Borrower would have, but for this Agreement, with respect to all Collateral and Proceeds subject hereto; (m) if a Default has occurred, to make withdrawals from and to close deposit accounts or other accounts with any financial institution, wherever located, into which Proceeds may have been deposited, and to apply funds so withdrawn to payment of the Secured Obligations; (n) if a Default has occurred, to preserve or release the interest evidenced by chattel paper to which Lender is entitled hereunder and to endorse and deliver evidences of title incidental thereto; and (o) to do all acts and things and execute all documents in the name of Borrower or otherwise, deemed by Lender as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder.

5

8.         PAYMENT OF PREMIUMS, TAXES, CHARGES, LIENS AND ASSESSMENTS. Borrower agrees to pay, prior to delinquency, all insurance premiums, taxes, charges, liens and assessments against the Collateral and Proceeds, and upon the failure of Borrower to do so, Lender at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same. Any such payments made by Lender shall be obligations of Borrower to Lender, due and payable immediately upon demand, together with interest in accordance with the terms of the Credit Agreement, and shall be secured by the Collateral and Proceeds, subject to all terms and conditions of this Agreement.

9.         EVENTS OF DEFAULT. The occurrence of a Default under the Credit Agreement shall constitute a “Default” under this Agreement.

10.       EFFECT OF DEFAULT; REMEDIES.

10.1     Upon the occurrence of any Default, Lender shall have the right to declare immediately due and payable all or any indebtedness secured hereby and to terminate any commitments to make loans or otherwise extend credit to Borrower. Lender shall have all other rights, powers, privileges and remedies granted to a secured party upon default under the Uniform Commercial Code or otherwise provided by law, including without limitation the right to contact all persons obligated to Borrower on any Collateral or Proceeds and to instruct such persons to deliver all Collateral and/or Proceeds directly to Lender.

10.2     All rights, powers, privileges and remedies of Lender shall be cumulative.

10.3     No delay, failure or discontinuance of Lender in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. Any waiver, permit, consent or approval of any kind by Lender of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing.

10.4     While a Default exists (i) Borrower shall deliver to Lender from time to time, as reasonably requested by Lender, current lists of all Collateral and Proceeds; (ii) Borrower will not dispose of any of the Collateral or Proceeds except on terms approved by Lender or as permitted herein; (iii) at Lender’s request, Borrower shall assemble and deliver all Collateral and Proceeds, and books and records pertaining thereto, to Lender at a reasonably convenient place designated by Lender; and (iv) Lender may, without notice to Borrower, enter onto Borrower’s premises and take possession of the Collateral.

10.5     With respect to any sale by Lender of any Collateral subject to this Agreement, Borrower hereby expressly grants to Lender the right to sell such Collateral using any or all of Borrower’s trademarks, trade names, trade name rights and/or proprietary labels or marks.

10.6     It is agreed that public or private sales, for cash or on credit, to a wholesaler or retailer or investor, or user of property of the types subject to this Agreement, or public auction, are all commercially reasonable since differences in the sales prices generally realized in the different kinds of sales are ordinarily offset by the differences in the costs and credit risks of such sales.

11.       TRANSFER BY LENDER OF COLLATERAL AND PROCEEDS. Upon the transfer of all or any part of the Secured Obligations, Lender may transfer all or any part of the Collateral or Proceeds and shall be fully discharged thereafter from all liability and responsibility with respect to any of the foregoing so transferred, and the transferee shall be vested with all rights and powers of Lender hereunder with respect to any of the foregoing so transferred; but with respect to any Collateral or Proceeds not so transferred,

6

Lender shall retain all rights, powers, privileges and remedies herein given. Any proceeds of any disposition of any of the Collateral or Proceeds, or any part thereof, may be applied by Lender to the payment of expenses incurred by Lender in connection with the foregoing, including reasonable attorneys’ fees, and the balance of such proceeds may be applied by Lender toward the payment of the Secured Obligations in such order of application as Lender may from time to time reasonably elect.

12.       STATUTE OF LIMITATIONS. Until all Secured Obligations shall have been paid in full and all commitments by Lender to extend credit to Borrower have been terminated, the power of sale and all other rights, powers, privileges and remedies granted to Lender hereunder shall continue to exist and may be exercised by Lender at any time and from time to time irrespective of the fact that the Secured Obligations or any part thereof may have become barred by any statute of limitations, or that the personal liability of Borrower may have ceased, unless such liability shall have ceased due to the payment in full of all indebtedness secured hereby.

13.       NOTICES. All notices or other communications required or permitted to be given pursuant to the provisions of this Agreement shall be in writing and shall be considered as properly given if delivered personally or sent by first class U.S. mail, postage prepaid, except that notice of a Default may be sent by certified mail, return receipt requested, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid. Notices so sent shall be effective three (3) days after mailing, if mailed by first class mail, and otherwise upon receipt at the addresses set forth below. For purposes of notice, the addresses of the parties shall be:

Lender:	U.S. Bank National Association PD-UT-GT6 15 West South Temple, 6th Floor Salt Lake City, Utah 84101 Attn: Nicholas Hintze

Borrower:	Consonus Acquisition Corp. 445 Park Avenue, 20th Floor New York, NY 10022

Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days notice to the other party in the manner set forth hereinabove.

14.       MISCELLANEOUS.

14.1     Borrower’s Waivers. Borrower hereby waives any right (i) to require Lender to make any presentment or demand, or give any notice of nonpayment or nonperformance, protest, notice of protest or notice of dishonor hereunder except in accordance with the terms of the Credit Agreement, (ii) to direct the application of payments or security for any indebtedness of Borrower, or, upon the occurrence of a Default (or any event that with notice or passage of time would constitute a Default) indebtedness of customers of Borrower, or (iii) to require proceedings against others or to require exhaustion of security. Borrower hereby consents to extensions, forbearances or alterations of the terms of indebtedness, the release or substitution of security, and the release of any guarantors; provided however, that in each instance, Lender believes in good faith that the action in question is commercially reasonable in that it does not unreasonably increase the risk of nonpayment of the indebtedness to which the action applies. Until all Secured Obligations shall have been paid and performed in full, Borrower shall have no right of subrogation or contribution, and Borrower hereby waives any benefit of or right to participate in any of the Collateral or Proceeds or any other security now or hereafter held by Lender.

7

14.2     Costs, Expenses and Attorneys Fees. Borrower shall pay to Lender immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys’ fees (to include outside counsel fees and all allocated costs of Lender’s in-house counsel), expended or incurred by Lender in exercising any right, power, privilege or remedy conferred by this Agreement or in the enforcement thereof, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Lender or any other person) relating to Borrower or in any way affecting any of the Collateral or Lender’s ability to exercise any of its rights or remedies with respect thereto.

14.3     Successors; Assigns; Amendment. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties, and may be amended or modified only in writing signed by Lender and Borrower or their respective successors or assigns.

14.4     Severability of Provisions. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

14.5     Entire Agreement. This Agreement, together with the Loan Documents, constitutes and contains the entire agreement between the parties regarding the subject matter thereof, and supercedes and replaces all prior agreements, promises and understandings, whether written or oral, prepared or otherwise, regarding the subject matter hereof.

14.6     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, except to the extent that the validity or perfection of the security interest granted herein or the exercise of the remedies set forth herein in respect of any particular collateral are governed by the laws of a jurisdiction other than the State of Utah.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first set forth above.

CONSONUS ACQUISITION CORP., a Delaware corporation

By	/s/ Daniel S. Milburn
Daniel S. Milburn
Chief Operating Officer

“LENDER”

U.S. BANK NATIONAL ASSOCIATION,

By	/s/ Nicholas Hintze
Name: Nicholas Hintze
Title: Vice-President

8

AMENDED AND RESTATED
ASSIGNMENT OF MATERIAL CONTRACTS

FOR VALUE RECEIVED, CONSONUS ACQUISITION CORP., a Delaware corporation (“Assignor”), assigns to U.S. BANK NATIONAL ASSOCIATION (“Lender”), its rights under all existing and future contracts and agreements of any kind between Assignor or any Affiliate of Assignor and any other person or entity (collectively, “Material Contracts”) relating to the operation of those certain data centers, information technology networks and web-enabled application delivery systems located at the addresses set forth in Exhibit A attached hereto (the “Business”). The Material Contracts include, without limitation, that certain Asset Purchase Agreement by and between Assignor and Consonus, Inc., a Utah corporation, dated May 31, 2005 (the “Asset Purchase Agreement”) and all Master Services Agreements and related documents entered into by and between Assignor and its customers.

This ASSIGNMENT OF MATERIAL CONTRACTS (“Assignment”) is executed pursuant to (i) an Amended and Restated Credit Agreement of even date herewith between Assignor and Lender, pursuant to which Lender has extended or has agreed to extend to Borrower (i) a term loan in the original principal amount of $10,500,000.00) (ii) a line of credit in the maximum principal amount of $2,500,000.00), and (iii) a term loan in the principal amount of $1,861,000.00 (the “Credit Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Credit Agreement.

This Assignment amends, restates, and replaces in its entirety that certain Assignment of Material Contracts, dated as of May 31, 2005, made by Assignor for the benefit of Lender.

This Assignment constitutes a present and absolute assignment to Lender as of the Effective Date; provided, however, Lender confers on Assignor the right to enforce the terms of the Material Contracts so long as no Event of Default has occurred and is continuing under any of the Loan Documents. Upon the occurrence of an Event of Default under any of the Loan Documents, Lender may, in its sole discretion, give notice to Assignor of its intent to enforce the rights of Assignor under the Material Contracts and may initiate or participate in any legal proceedings respecting the enforcement of said rights. Assignor acknowledges that by accepting this Assignment, Lender does not assume any of Assignor’s obligations under the Material Contracts.

Assignor represents and warrants to Lender, as of the Effective Date, that (a) all Material Contracts entered into by Assignor are in full force and effect and are enforceable in accordance with their terms and no default, or event which would constitute a default after notice or the passage of time, or both, exists with respect to said Material Contracts; (b) all copies of the Material Contracts delivered to Lender are complete and correct; and (c) Assignor has not assigned any of its rights under the Material Contracts. Assignor shall deliver to Lender a true, complete and correct copy of all Material Contracts entered into after the date hereof, promptly upon execution thereof.

Assignor agrees (a) to pay and perform all obligations of Assignor under the Material Contracts; (b) to enforce the payment and performance of all obligations of any other person or entity under the Material Contracts; and (c) not to further assign, for security or any other purposes, its rights under any of the Material Contracts without Lender’s prior written consent.

This Assignment is one of the Loan Documents and secures payment and performance by Borrower of all obligations of Borrower under the Loan Documents. This Assignment is supplemented by those provisions of the Credit Agreements which apply to the Loan Documents and said provisions are incorporated herein by reference.

Assignor agrees that it shall execute such assignments of specific contracts as Lender may request in order to fulfill the purposes of this Assignment.

Dated as of November 19, 2007.

“ASSIGNOR”

CONSONUS ACQUISITION CORP., a Delaware corporation

By	/s/ Daniel S. Milburn
Daniel S. Milburn
Chief Operating Officer

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT is made and executed as of November 19, 2007, by CONSONUS ACQUISITON CORP., a Delaware corporation (“Borrower”), in favor of U.S. BANK NATIONAL ASSOCIATION (“Lender”).

RECITALS:

A.       Pursuant to the terms of an Amended and Restated Credit Agreement of even date herewith between Borrower and Lender (the “Credit Agreement”), Lender has agreed to extend Borrower a Term Loan in the original principal amount of ONE MILLION EIGHT HUNDRED SIXTY-ONE THOUSAND AND 00/100THS DOLLARS ($1,861,000.00) (the “Term Loan”) for the purposes specified in the Credit Agreement.

B.        The Credit Agreement provides that the Term Loan shall be evidenced by a promissory note (the “Note”) executed by Borrower payable to the order of Lender in the principal amount of the Loan. The term “Loan Documents” for purposes hereof shall mean the Credit Agreement, the Note and those other documents described in the Credit Agreement as Loan Documents. Capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Credit Agreement.

C.        As a condition to entering into the Credit Agreement and making the Term Loan, Lender requires that Borrower pledge and grant a security interest to Lender, as security for repayment of the Loan and all the obligations of Borrower under the Loan Documents, all money now or hereafter deposited in that certain account in Borrower’s name, with Lender, identified as Account No. 153195055956 (the “Account”) for the purposes specified herein.

NOW, THEREFORE, to induce Lender to enter into the Credit Agreement and to extend the Loan, and in consideration thereof, Borrower agrees as follows:

1.         Grant of Security Interest. Borrower hereby grants to Lender a security interest in all money now or hereafter deposited into the Account (the “Account Funds”).

2.         Remedies.

(a) If a Default shall have occurred and be continuing, Lender may, but shall have no obligation to, (i) make demand under the Account and take all action necessary to receive payment and benefits thereof, (ii) take title to the Account and the Account Funds in its own name, and (iii) receive all monies which become due to Borrower from or with regard to the Account. Lender is hereby irrevocably appointed the true and lawful attorney-in-fact of Borrower in Borrower’s name and stead, to act with respect to the Account and the Account Funds as it may deem desirable to effectuate the provisions of this Agreement.

(b) Without limiting the generality of the foregoing, in the event that Borrower should default in its obligations as the tenant under the Lease, and, pursuant to any agreement between Lender and the landlord under the Lease, Lender should be obligated or deem it appropriate to pay rent under the Lease while Lender cures such default on Borrower’s behalf or exercises any of Lender’s rights under the Credit Agreement with respect to any Collateral located in the New Data Center, then Lender may withdraw Account Funds and apply them to the payment of such rent. If Lender uses Account Funds to cure a default of Borrower as the tenant under the Lease, then Borrower shall, within five (5) days after a demand from Lender, deposit into the Account a sum equal to the amount so used by Lender.

3.         Covenant of Borrower. Borrower shall, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to Lender from time to time such assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or

1

instruments and take such further steps relating to the Account and the Account Funds as Lender may reasonably require in order to perfect its security interest in the Account and the Account Funds.

4.         Remedies Cumulative. The remedies provided herein in favor of Lender shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in favor of Lender existing at law or in equity. Without limiting the foregoing, Lender may exercise its rights with respect to the Account and the Account Funds without obligation to resort to other security.

5.         No Waiver. No delay on the part of Lender in exercising any of its rights, remedies, powers and privileges hereunder or partial or single exercise thereof, shall constitute a waiver thereof. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the party to be charged. No notice so or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand.

7.         Continuation in Force. The obligations of Borrower hereunder shall remain in full force and effect without regard to, and shall not be impaired by (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of Borrower, (b) any exercise or nonexercise, or any waiver of, any right, remedy, power or privilege under or in respect to the obligations of this Agreement, or any other security therefor other than as expressly provided in this Agreement or (c) any amendment to or modification of the Notes, any Loan Document, or any other documents or instruments delivered in connection therewith or any other security therefor, whether or not Borrower shall have notice or knowledge of any of the foregoing.

8.         Binding Effect. This Agreement shall be binding upon Borrower and its successors and assigns and shall inure to the benefit of Administrative Agent, Lenders, and their successors and assigns, except that Borrower may not transfer or assign any of its obligations, rights or interests hereunder without the prior written consent of Borrower. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and any sale of any portion of the interests.

9.         Notices. Notices hereunder shall be sent to the party or parties entitled thereto at the addresses and in the manner provided in the Credit Agreement.

10.       Termination. This Agreement and the security interests granted herein shall terminate immediately after payment in full of all Borrower’s obligations under the Term Loan.

11.       Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.       Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the laws of the State of Utah applicable to contracts made and to be performed entirely therein.

[Signature Page to Follow]

2

IN WITNESS WHEREOF, this Agreement has been executed as of the first date set forth above.

CONSONUS ACQUISITION CORP., a Delaware corporation

By:	/s/ Daniel S. Milburn
Daniel S. Milburn
Chief Operating Officer

3

LANDLORD’S ESTOPPEL CERTIFICATE AND AGREEMENT

This Landlord’s Estoppel Certificate and Agreement (this “Agreement”) is entered into as of November 19, 2007, by and BOYD ENTERPRISES UTAH, L.L.C., a Utah limited liability company (“Landlord”), CONSONUS ACQUISITION CORP., a Delaware corporation (“Tenant”) and U.S. BANK NATIONAL ASSOCIATION (“Lender”).

RECITALS

A.       Landlord is the Landlord under that certain Lease, dated as of July, 2004, as assigned by an Assignment and Assumption of Lease, dated NOVEMBER 19, 2007 (the “Lease”), pursuant to which Landlord leases certain premises in a building located at 2282 South Presidents Drive, Salt Lake City, Utah (the “Premises”) to Tenant.

B.        Pursuant to that certain Amended and Restated Credit Agreement of substantially even date herewith between Lender, as lender, and Tenant, as borrower, Lender has agreed to extend to Tenant, among other things, a term loan to be used to retrofit the Premises as a data center and purchase equipment therefor (the “Loan”). The Loan will be secured by, among other things, a collateral assignment of lease assigning to Lender as security Tenant’s leasehold interest in the Premises.

C.        As a condition to extending the Loan, Lender requires that Landlord execute this Agreement to recognize Lender’s interest in the Premises and to provide Lender with certain rights with respect to the Lease and the Premises.

NOW, THEREFORE, Landlord and Lender hereby agree as follows:

1.         Status of Lease. Landlord hereby certifies to Lender as follows: (a) The Lease is now in full force and effect and has not been amended; (b) Landlord has consented to the assignment of the Lease to Tenant, and Tenant is the current tenant under the Lease; (c) to Landlord’s knowledge, Tenant is not in default of any of its obligations thereunder; and Landlord has not served upon Tenant any notice of any default under the Lease; and (d) to Landlord’s knowledge, there does not appear to be any existing situation at the Premises which would give rise to the service upon Tenant of any notice of any default.

2.         Tenant’s Default. In the event Tenant should default in any of its obligations under the Lease, prior to terminating the Lease as a remedy for such default, Landlord shall: (a) concurrently with notice given to Tenant, provide Lender with notice specifying the nature of such default, the section of the Lease under which such default arose, the remedy which Landlord will elect under the terms of the Lease or otherwise and the time period granted to Tenant to cure such default (“Tenant’s Cure Period”), and (b) allow Lender thirty (30) additional days following the expiration of all applicable time periods allowed Tenant in the Lease, to cure such default; provided, if such default cannot with diligence be cured by Lender within such thirty (30) day period, the commencement of action by Lender within such thirty (30) day period to remedy the same shall be deemed sufficient so long as Lender pursues such cure with diligence. Landlord agrees that Lender shall have the right, but not the obligation, to cure any such default, and that Landlord shall not terminate the Lease, re-enter the Premises, or exercise any other remedy available to Landlord under the Lease as a result of any default by Tenant unless Lender fails to cure such default within the time period specified above. Lender shall exercise this right by providing written notice to Landlord not later than 5:00 p.m. Pacific time on the third (3rd) business day after the expiration of Tenant’s Cure Period (so that if Tenant’s cure period expires on a Monday, Lender shall provide such notice no later than 5:00 p.m. Pacific time on the following Thursday). In the event that Lender notifies Landlord within the time period specified in the prior sentence of its intent to either (i) cure any default of Tenant under the Lease, or (ii) enter into the Premises to remove any of Lender’s collateral, Lender by providing such notice shall agree to remit to Landlord an amount equal to the daily per diem of rent that would be payable by Tenant under the Lease beyond Tenant’s Cure Period for the longer of Landlord’s additional cure period or the period of time in which Lender’s collateral remains within the

Premises at the request of Lender. Lender shall provide Landlord written notice of either the last date that Lender intends to exercise its cure rights or enter the Premises to remove collateral and unless Lender has assumed the Lease, Lender’s cure and occupancy rights shall terminate as of the date specified in such notice and (A) Lender will be relieved of any further obligation to pay rental to Landlord, and (B) Lender shall have no further interest in Lender’s collateral. If Lender enters the Premises to exercise its rights to repossess collateral for the Loan located in the Premises, Lender, at no cost to Landlord, shall repair any damage to the Premises or the center of which the Premises is a part caused by or resulting from Lender’s repossession, display, operation, severance, removal, maintenance, preparation for sale or lease, lease, transfer, or sale of any such collateral, or by Lender’s occupancy of the Premises for any reason. In the event Lender should fail to perform such repairs within fifteen (15) days after demand by Landlord, Landlord may perform such repairs, and Lender shall reimburse Landlord for the costs thereof within thirty (30) days after receipt by Lender of an invoice from Landlord, accompanied by reasonable documentation of the costs of such repairs shown on the invoice. In addition, Lender and Tenant shall and hereby do indemnify Landlord, its partners, officers, directors, shareholders, members, employees, agents, contractors, insurers, and attorneys from any damage, loss, liability, claim, or suit arising from Lender’s occupancy of the Premises under this Agreement, including any disposition of Lender’s collateral for its Loan from the Premises. Tenant hereby waives any claim it may be able to assert against Landlord or Lender as a result of Lender’s exercise of any of Lender’s rights under this Agreement.

3.         No Modification without Consent. Landlord will not enter into any material amendment or modification, or any termination (except for a termination of the Lease as a result of a default by Tenant, a notice of which is provided to Lender pursuant to Section 2 above and which is not cured by Tenant or Lender within the time periods allowed under the Lease and Section 2 above) or surrender of the Lease without the prior written consent of Lender, which shall not be unreasonably withheld. If Lender does not respond to a request for its consent, duly sent to Lender in accordance with paragraph 7 below, within 30 days after receipt thereof, Lender shall be deemed to have consented to the matters described in the request. As used herein, a “material amendment or modification” shall mean a change that effects an increase or other modification in Tenant’s monetary obligations owing under the Lease or materially increases or alters the obligations or rights of Tenant under the Lease or which has a material economic impact on Tenant (including without limitation a material change in the length of term of the Lease).

4.         New Lease In the event that the Lease shall terminate for any reason including, without limitation, a default by Tenant, or in the event that an actual or deemed rejection of the Lease shall occur under any provision of the Bankruptcy Code (Title 11, United States Code) or any successor law having similar effect, then, and in any such event, Lender shall thereupon have the option to obtain a new lease (“New Lease”) for the Premises in accordance with and upon the following terms and conditions:

4.1       Within forty-five (45) days after Lender has delivered to Landlord written request for such New Lease (such written request to be delivered to Landlord within forty-five (45) days after the termination or the actual or deemed rejection of the Lease), Landlord shall enter into a New Lease of the Premises with Lender (or its affiliate) or, subject to Section 4.5 below, any entity succeeding to Lender’s interest through foreclosure or similar proceeding (as applicable, the “New Tenant”); provided, however, that if Landlord receives no such written request within said forty-five (45) day period, then all of Lender’s rights to a New Lease hereunder shall automatically terminate.

4.2       Such New Lease shall be effective as of the date of the termination or actual or deemed rejection of the Lease and shall be for the remainder of the term of the Lease (including any unexercised options to extend the term of the Lease) at the same rent, additional rent and other charges provided in the Lease and otherwise upon the same agreements, terms, covenants and conditions contained in the Lease, except that the New Lease shall also include an additional indemnity paragraph under the terms of which the New Tenant shall indemnify and hold Landlord harmless from and against all claims, demands or liability whatsoever by whomsoever made for loss or damage arising out of or in connection with the

2

issuance of the New Lease and will promptly reimburse Landlord for its costs and expenses including reasonable attorneys’ fees incurred in connection with the defense of any such claims. The New Lease shall have the same relative priority in time and right as the Lease and shall have the benefit of and vest in the New Tenant all of the same rights, title, interest, powers and privileges of Tenant under the Lease; provided, Landlord shall be obligated to defend such title against claims arising by, through or under the New Tenant only at the cost and expense of the New Tenant. The New Lease or a separate deed shall, subject to the same agreements, terms, covenants and conditions contained herein, also demise, convey and transfer to the New Tenant all buildings, improvements and appurtenances situated on the Premises together with all equipment, fixtures and machinery therein. Concurrently with execution of the New Lease, Landlord shall assign to the New Tenant its interest in and to all then existing subleases affecting the Premises as to which the tenant thereunder has attorned to and been recognized by Landlord. During the period between the termination or actual or deemed rejection of the Lease and execution of the New Lease, Landlord shall not amend or modify such subleases or take any action which will adversely affect the Premises or give rise to any liens or encumbrances against the Premises.

4.3       As a condition to and concurrently with delivery of the New Lease, the New Tenant shall pay any and all sums which would at the time of the execution thereof be due under the Lease from and after the date of the original default by Tenant, but for the termination or rejection as aforesaid, and shall fully otherwise remedy any existing defaults under the Lease susceptible of cure by the New Tenant, and shall pay to Landlord all costs and expenses, including but not limited to any insurance premiums paid by Landlord in order to maintain the insurance coverage required under the terms of such of the Lease from and after the date of the original default by Tenant, and the reasonable attorneys’ fees, court costs and disbursements incurred by Landlord by reason of the termination or actual or deemed rejection of the Lease and in connection with the execution and delivery of such New Lease. Any default which cannot be cured by the New Tenant until it obtains possession shall be cured by the New Tenant within a reasonable time after it obtains possession.

4.4       Nothing contained in this Section 4 shall be deemed to impose any obligation on Landlord to deliver physical possession of the Premises to the New Tenant; provided Landlord shall use reasonable efforts to join with and assist the New Tenant in removing any third parties from the Premises as long as Landlord incurs no out-of-pocket cost or expense.

4.5       Lender, if it is the initial lessee under the New Lease, may assign such New Lease and shall thereupon be released from all liability for the performance or observance of the covenants and conditions in such New Lease contained and on the lessee’s part to be performed and observed, provided that Landlord has previously approved of the assignee in writing and a certified copy of such assignment is provided to Landlord. Landlord’s approval shall not be unreasonably withheld, Lender acknowledging that it will be reasonable for Landlord to consider the financial condition of a proposed New Tenant and whether such New Tenant’s proposed use of the Premises is a permitted use under the Lease in granting such approval.

4.6       Notices. All notices given pursuant to this Agreement shall be in writing and shall be given by personal delivery, by United States mail, or by United States express mail or other established express delivery service (such as Federal Express), postage or delivery charge prepaid, return receipt requested, addressed to the person and address designated below, or as it applies to Landlord in the absence of such designation, to the person and address shown on the then-current real property tax rolls of the county in which the Premises is located. All notices to Landlord or Lender shall be sent to the person at the address set forth below:

Landlord:	Boyd Enterprises Utah, L.L.C.
1946 E. Edinger
Santa Ana, California 92705
Attn: Willis Boyd

3

Lender:	U.S. Bank National Association
PD-UT-GT6
170 S. Main Street, 6th Floor
Salt Lake City, Utah 84101
Attn: Nicholas Hintze

The person and address to which notices are to be given may be changed at any time by any party upon written notice to the other party. All notices given pursuant to this Agreement shall be deemed given upon receipt. For the purpose of this Agreement, the term “receipt” shall mean any of the following: (a) the date of delivery of the notice or other document to the address specified above as shown on the return receipt; (b) the date of actual receipt of the notice or other document by the person or entity specified pursuant to this section; or (c) in the case of refusal to accept delivery or inability to deliver the notice or other document, the earlier of: (i) the date of the attempted delivery or refusal to accept delivery; (ii) the date of the postmark on the return receipt; or (iii) the date of receipt of notice of refusal or notice of nondelivery by the sending party. The parties agree that a copy of all notices given hereunder shall also be given to such other persons and addresses as Landlord or Lender may designate in writing to the other party.

5.         Miscellaneous.

5.1       If any term, covenant, condition or agreement contained in this Agreement or the application thereof to any person, firm or entity shall at any time or to any extent be deemed or found to be invalid or unenforceable by operation of law, judicial proceedings, or otherwise, the remainder of this Agreement or the application of such term, covenant, condition or provision to persons or entities or to circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each remaining term, covenant, condition or provision of this Agreement or the application thereof shall be valid and enforced to the fullest extent permitted by law.

5.2       If any litigation or other legal proceeding is commenced between the parties hereto concerning this Agreement or the rights or obligations of any party in relation thereto, the prevailing party in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum for its attorney’s fees in such litigation (including any appeal thereof), which sum shall be determined by the court in such litigation or in a separate action brought for that purpose. Jurisdiction and venue for any litigation or other legal proceeding shall be in Salt Lake County.

5.3       This Agreement shall bind and inure to the benefit of the parties hereto, their heirs, personal representatives, successors and assigns.

5.4       This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which together shall constitute but one and the same instrument, and shall be effective upon execution of one or more of such counterparts by each of the parties hereto.

5.5       This Agreement contains the entire agreement between the parties and supersedes all prior agreements, oral or written, with respect to the subject matter hereof. This Agreement may not be modified in any manner whatsoever except by an instrument in writing signed by each of the parties hereto.

[Signature Page to Follow]

4

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

LANDLORD:

BOYD ENTERPRISES UTAH, L.L.C., a Utah limited liability company

By	/s/ Willis Boyd
Name: Willis Boyd
Title: Managing Member

LENDER:

U.S. BANK NATIONAL ASSOCIATION

By	/s/ Nicholas Hintze
Name: Nicholas Hintze
Title: Vice-President

CONSONUS ACQUISITION CORP., a Delaware corporation

By	/s/ Daniel S. Milburn
Daniel S. Milburn
Chief Operating Officer

5